UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                              SCHEDULE 14A

               Proxy Statement Pursuant to Section 14(a)
                 of the Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:


[_] Preliminary Proxy Statement


[_]CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
RULE 14A-6(E)(2))


[X] Definitive Proxy Statement


[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             ENTROPIN, INC.
 ------------------------------------------------------------------------
            (Name of Registrant as Specified In Its Charter)

 -----------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

 Payment of Filing Fee (Check the appropriate box):


[X] No fee required.


[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                             ENTROPIN, INC.
                           45926 Oasis Street
                             Indio, CA 92201



                              May 14, 2000



Dear Shareholder:


     You are cordially invited to attend the Annual Meeting of Shareholders of Entropin, Inc. (the "Company") on June 14, 2000 at 9:00 A.M. Mountain Daylight Time. The meeting will be held at The Westin Tabor Center, 1672 Lawrence Street, Denver, Co 80202.


     The accompanying Notice of Meeting and Proxy Statement describe the matters to be considered and voted upon at the Meeting. In addition to consideration of these matters, there will be a report to the Shareholders on the affairs of the Company, and Shareholders will have an opportunity to discuss matters of interest regarding the Company.

     It is important that your shares be represented, whether or not you plan to attend the Meeting personally. To ensure that your vote will be received and counted, please promptly complete, date and return your proxy in the enclosed return envelope, whether or not you plan to attend the meeting in person.

     We look forward to seeing you at the Annual Meeting.

                                     Sincerely,

                                     Higgins D. Bailey
                                     Chairman of the Board

                             ENTROPIN, INC.
                           45926 Oasis Street
                             Indio, CA 92201
___________________________________________________________________________
                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                       TO BE HELD ON JUNE 14, 2000

___________________________________________________________________________

                                                             May 14, 2000

TO THE SHAREHOLDERS OF ENTROPIN, INC.:

     NOTICE is hereby given that the Annual Meeting of Shareholders of Entropin, Inc., a Colorado corporation (the "Company"), will be held at The Westin Tabor Center, 1672 Lawrence Street, Denver, Co 80202, on Wednesday, June 14, 2000, at 9:00 A.M. Mountain Daylight Time, to consider and take action on the following matters:

     1. A proposal to amend the Articles of Incorporation to modify the lengths of the terms of the directors of the Company;

     2. To elect seven directors to such terms as will be required by the Articles of Incorporation as may be amended by proposal 1, above;

     3. A proposal to ratify the 1998 Compensatory Stock Plan and an amendment increasing the maximum aggregate number of shares reserved for issuance thereunder to 500,000 shares of Common Stock;

     4. To ratify the selection of Causey Demgen & Moore, Inc. as independent auditors of the Company for the year ending December 31, 2000; and

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The statement of the proposals of the Board of Directors set forth above is intended only as a summary, and is qualified in its entirety by the information relating to the proposals set forth in the accompanying Proxy Statement.

     The Board of Directors has fixed the close of business on May 9, 2000, as the record date for the determination of Shareholders entitled to notice of the Annual Meeting and entitled to vote at this Annual Meeting and at any continuation, postponement or adjournment thereof.

                                     By Order of the Board of Directors

                                     Higgins D. Bailey
                                     Chairman of the Board

                             ENTROPIN, INC.
                           45926 Oasis Street
                             Indio, CA 92201


                    _________________________________

                             PROXY STATEMENT
                    _________________________________



                                 GENERAL


     The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Entropin, Inc., a Colorado corporation (the "Company" or "Entropin"), for use at the Annual Meeting of Shareholders to be held on Wednesday, June 14, 2000, at 9:00 A.M., Mountain Daylight Time (the "Annual Meeting"), or at any continuation, postponement or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The Westin Tabor Center, 1672 Lawrence Street, Denver, Co 80202. The Proxy and Proxy Statement will be mailed to Shareholders on or about May 14, 2000.


                          REVOCABILITY OF PROXY

     If the enclosed Proxy is executed and returned, it will be voted on the proposals as indicated by the shareholder. The Proxy may be revoked by the shareholder at any time prior to its use by notice in writing to the Secretary of the Company, by executing a later dated proxy and delivering it to the Company prior to the meeting or by voting in person at the meeting.

                              SOLICITATION

     The cost of preparing, assembling and mailing the Notice of Meeting, Proxy Statement and Proxy (the "Proxy Materials"), miscellaneous costs with respect to the Proxy Materials and solicitation of the Proxies will be paid by the Company. The Company also may use the services of its directors, officers and employees to solicit Proxies, personally or by telephone and telegraph, but at no additional salary or compensation. The Company intends to request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the Proxy Materials to those persons for whom they hold such shares and request authority for the execution of the Proxies. The Company will reimburse them for the reasonable out-of-pocket expenses incurred by them in so doing.

              VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS


     Shareholders of record at the close of business on May 9, 2000, will be entitled to vote on all matters. On the record date the Company had 9,562,895 shares of Common Stock ($.001 par value) (the "Common Stock") outstanding. The holders of the Common Stock are entitled to one vote per share. The Company has no classes of voting securities outstanding other than its Common

Stock. One-third of the issued and outstanding shares of all classes of voting securities entitled to vote, represented in person or by proxy, constitutes a quorum at any Shareholders' meeting. Broker non-votes and abstentions will be counted for purposes of determining a quorum; however, they will not be counted as votes cast. Therefore, such votes will not have the effect of a negative vote or a vote against any proposal.


     The following table sets forth certain information regarding the holdings of Common Stock (1) by each person who, as of May 1, 2000 holds of record or is known by us to hold beneficially or of record, more than 5% of our Common Stock, (2) by each executive officer and director, and (3) by all officers and directors as a group. The address of each person is our address at 45926 Oasis Street, Indio, California 92201. The beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable on exercise of currently exercisable or convertible securities or securities exercisable or convertible within 60 days after the record date are deemed beneficially owned and outstanding for computing the percentage owned by the person holding such securities, but are not considered outstanding for computing the percentage of any other person.



                                          Number of        Percentage of
                                           Shares             Shares
                                        Beneficially       Beneficially
Name of Beneficial Owners                  Owned              Owned
-------------------------                  -----              -----


Thomas G. Tachovsky                            -0- (1)          *


Higgins D. Bailey                        1,544,926 (2)        15.1

Thomas T. Anderson                       1,404,093 (3)        13.7

Caroline T. Somers                         822,793             8.1

James E. Wynn                              492,751 (4)         4.8

Daniel L. Azarnoff                          87,777 (5)         0.9

Donald Hunter                              566,333 (6)         5.5

Wilson Benjamin                             90,833 (7)         0.9

Joseph R. Ianelli                            8,333 (8)          *

All directors and executive
officers as a group (7 persons)          2,790,953            27.3

___________________

Less than 1/10 of 1%.
(1) Does not include up to 400,000 shares issuable upon exercise of stock options, none of which are vested.
(2) Includes 1,279,093 shares owned in joint tenancy with Shirley A. Bailey, the spouse of Dr. Bailey, and 265,833 shares that are issuable upon exercise of stock options.
(3) Held of record by Dr. Bailey as security for a loan made by Dr. Bailey to Mr. Anderson.
(4) Represents 401,085 shares which are owned in joint tenancy with Joyce Wynn, the spouse of Dr. Wynn, 45,000 shares held solely by Joyce Wynn, and 46,666 shares that are issuable upon exercise of stock options.

(5) Represents the following shares issuable upon exercise of stock options: options to purchase 43,333 shares granted to Dr. Azarnoff; and, options to purchase an aggregate of 133,332 shares granted to Western Center for Clinical Studies, which are fully vested, of which 44,444 shares are attributable to Dr. Azarnoff who owns 1/3 of the voting shares.
(6) Of these shares, 35,500 shares are held in the name of Deloras Decker Hunter, Trustee of the Deloras Decker Hunter Generation Skipping Trust. Deloras Decker Hunter is the spouse of Mr. Hunter and Mr. Hunter is deemed to have voting control over these 35,500 shares. In addition, includes 450,833 shares that are issuable upon exercise of stock options.
(7) Includes 28,333 shares that are issuable upon exercise of stock options.
(8)  Represents shares issuable upon exercise of stock options.


                               PROPOSAL 1
             PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION
     TO MODIFY THE LENGTH OF TERMS FOR THE DIRECTORS OF THE COMPANY


     The Board of Directors has voted to authorize an amendment to Article IV of the Company's Articles of Incorporation and to recommend such
proposed amendment to the Shareholders for adoption.   Although this
proposal may have the effect of discouraging a holder of a large block of the Company's securities from attempting a merger, tender offer, proxy contest, or other assumption of control with or for the Company or the removal of incumbent management, the Company is not aware of any proposed attempt to take over the Company or of any attempt to acquire a large block of the Common Stock, and the proposed amendment to the Company's Articles of Incorporation is not in response to any specific effort to do so. The purpose of Proposal 1 is to enhance continuity and stability in the composition of the Company's Board of Directors and in the policies formulated by the Board. If this proposal is adopted by the Shareholders,
Article IV of the Articles of Incorporation will be amended to add following paragraph:

     Classification of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2001 annual meeting of Shareholders; the term of the initial Class II directors shall terminate on the date of the 2002 annual meeting of Shareholders; and the term of the initial Class III directors shall terminate on the date of the 2003 annual meeting of Shareholders. At each meeting of Shareholders beginning in 2001, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease in directorships shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office until the next election of directors of such class by the Shareholders, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Directors shall hold office until the annual meeting for the year in which their terms expire and until their successors shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting, may be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum. Any director elected to fill a vacancy shall hold office until the next election of directors of such class by the Shareholders.

     This proposal provides for three classes of directors, each consisting as nearly as possible of one-third of the Board and for one-third of the Board to be elected each year. However, members of all three classes would be elected initially at the Annual Meeting. If this proposal is approved and the slate of seven directors proposed for election at the Annual
Meeting are elected, they would be elected in three separate classes as follows: two "Class I Directors" would be elected for a term expiring at the 2001 Annual Meeting; three "Class II Directors" would be elected for a term expiring at the 2002 Annual Meeting; and two "Class III Directors"
would be elected for a term expiring at the 2003 Annual Meeting. At each annual meeting after the Meeting, only directors of the class whose term is expiring would be voted upon, and upon election each such director would
serve a three-year term.   Currently, the Company's Articles of
Incorporation provide that the number of directors of the Company shall be fixed by the by-laws, and the by-laws provide that the number shall never be less than three or more than seven. Subject to Colorado law, this proposal expressly delegates to incumbent directors sole power to fill vacancies whether occurring by an increase in the number of directors or otherwise. A director elected to fill a vacancy would hold office for the unexpired portion of the term of the director who was being replaced. A director elected to fill a newly created directorship would hold office until the next election for the class to which that director was elected.
If the size of the Board is increased, the additional directors would be apportioned among the three classes of directors to keep all such classes as nearly equal as possible. The Board of Directors believes that the adoption of this proposal is advantageous to the Company and its Shareholders for a number of reasons. Providing that directors will serve three year terms rather than one year terms, will enhance continuity and stability in the composition of the Company's Board of Directors and in the policies formulated by the Board. Public companies are potentially subject to attempts by various individuals and entities to acquire significant minority positions in the company with the intent either of obtaining actual control of the company by electing their own slate of directors, or of achieving some other goal, such as the repurchase of their shares by the company at a premium. Public companies also are potentially subject to inadequately priced or coercive bids for control through majority share ownership. These prospective acquirers may be in a position to elect a company's entire board of directors through proxy contest or otherwise, even though they do not own a majority of the company's then outstanding shares at the time. If this proposal is approved, a majority of the Company's directors could not be removed by such persons until two annual meetings of Shareholders have occurred, unless such removal was for cause and the requisite vote was obtained. By providing this additional time to the Board of Directors and eliminating the possibility of rapid removal of the Board, the directors of the Company will have the necessary time to most effectively satisfy their responsibility to the Company's Shareholders to evaluate any proposal and to assess and develop alternatives without the pressure created by the threat of imminent removal. The Board believes that this will permit it to more effectively represent the interests of all Shareholders, including responding to demands or actions by any shareholder or group. This proposal may discourage potential purchasers because its provisions would operate to delay the purchaser's ability to obtain control of the Board of Directors, since it will generally take a purchaser two annual meetings of Shareholders to elect a majority of the Board. The Board has no knowledge of any present effort to gain control of the Company or to organize a proxy contest. However, the Board believes that adopting this proposal is prudent, advantageous and in the best interests of Shareholders because it will give the Board more time to fulfill its responsibilities to Shareholders and, it will provide greater assurance of continuity and stability in the composition and policies of the Board of Directors. The Board also believes such advantages outweigh any disadvantage relating to discouraging potential acquirers from attempting to obtain control of the Company. Approval of this proposal requires an affirmative vote of holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote in person or by proxy at the Annual Meeting.

     THE BOARD OF DIRECTORS BELIEVES THAT PROPOSAL 1 IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 1.

     It is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of such ratification unless otherwise instructed in such Proxy.


                               PROPOSAL 2
                          ELECTION OF DIRECTORS

     Seven directors will be elected at the Annual Meeting. If the Shareholders approve Proposal 1, the Board of Directors will be divided into three classes with staggered terms of office. The initial classification of the Board will be as follows: the Class I directors, Daniel L. Azarnoff, M.D. and James E. Wynn, Ph.D., will serve until date of the 2001 Annual Meeting of Shareholders; the Class II directors, Wilson Benjamin, Joseph Ianelli and Donald Hunter, will serve until the date of the 2002 Annual Meeting of Shareholders; and the Class III directors, Higgins D. Bailey, Ed.D. and Thomas G. Tachovsky, Ph.D., will serve until the date of the 2003 Annual Meeting of Shareholders. At each Annual Meeting after 2000, directors will be elected to succeed those directors whose terms then expire, and each person so elected will serve for a three-year term. If Proposal 1 is not approved, directors elected at the Annual Meeting will serve until the date of the 2001 Annual Meeting of Shareholders and until their respective successors are duly elected and shall have qualified.

     Directors are elected by a majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shareholders do not have the right to cumulate their votes in the election of directors. If, prior to the Annual Meeting, any nominee should become unavailable for election, an event which currently is not anticipated by the Board, the proxies will be voted for the election of such substitute nominee or nominees as the Board of Directors may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

     Set forth below is biographical information for each person nominated.


     DANIEL L. AZARNOFF, M.D. joined us as a director in February 1998 and acted as our President on a part-time basis until April 1998. Since 1988, Dr. Azarnoff has been President of D. L. Azarnoff Associates, a company engaged in consulting for various pharmaceutical and biotechnology companies including Sandoz, Orion Pharma, DeNovo, Inc., Cibus
Pharmaceutical  and Cellegy Pharmaceuticals, Inc.   Since August 1998, Dr.
Azarnoff has held a clinical faculty position at Stanford University Medical School. Prior to the time, he held faculty positions at the University of Kansas Medical School, Northwestern University Medical School, the University of Chicago Medical School and St. Louis University School of Medicine. Dr. Azarnoff is a director of Western Center for Clinical Studies, Inc. Since June 1999, he has served as Senior Vice President, Medical/Regulatory Affairs for Cellegy Pharmaceutical, Inc. Dr. Azarnoff received a B.S. degree in biology and a M.S. degree in zoology from Rutgers University and a M.D. degree from the University of Kansas Medical School.


     HIGGINS D. BAILEY, Ed.D. joined us as an officer and director in July 1992 and is currently our Chairman of the Board. From July 1995 to December 1996, Dr. Bailey was President and Chief Executive Officer for the Pharmaceutical Educational and Development Foundation at the Medical University of South Carolina, Charleston, South Carolina, which formulates and manufactures pharmaceutical products. Since 1991, he has served as the business manager for Thomas T. Anderson Law Firm, Indio, California. Thomas
T. Anderson is one of our principal Shareholders. Dr. Bailey received a B.A. degree in biology from Eastern Washington University, a M.S. degree in program planning and personnel and a Ed.D. degree in administration and management from the University of California, Berkeley, California.

     WILSON BENJAMIN joined us as a director in February 2000. Since 1992 he has been the President and Chief Executive Officer of Al Fawaris Co. where he is responsible for Al Fawaris' investments and participation in the management of certain of its portfolio companies. Since 1992 he has also served as the Chairman of the Board of Directors and Chief Executive Officer of ATO Ram 2 Ltd. where he is responsible for managing ATO's operations and its investments in public and private companies in the United States, Europe and the Persian Gulf States. Since 1999, he has been the Chairman of the Board of Directors of Arab Commercial TV Co., a cable television broadcasting company. Mr. Benjamin received a B.A. in business administration from Al Hikma University in Baghdad, Iraq.

     DONALD HUNTER joined us as a director and Secretary in February 1998. In May 1999, he resigned as Secretary and was appointed as our Chief Executive Officer and Treasurer. He served as Chief Executive Officer
until November 1999 and Treasurer until January 2000.   Since 1994, Mr.
Hunter has served as a consultant to Entergy Corporation as well as other concerns dealing with mergers and acquisitions and other business matters. From 1991 to 1994, he was senior vice president of Entergy Corporation. Mr. Hunter received a B.S. degree in chemical engineering from Purdue University and a M.S. degree in nuclear engineering from Iowa State University.

     JOSEPH R. IANELLI joined us as a director in February 2000. Since January 1999 he has been the President and Chief Executive Officer of PharmaConnect, Inc. responsible for design and development of an internet website for physicians. Since January 1999 he has also been the President and Chief Executive Officer of Renaissance Pharmaceuticals, Inc. a development stage company involved in drug delivery technologies. From 1983 to January 1999 he served as the Senior Vice President of Business Development for Astra U.S.A., Inc. where he was responsible for acquisitions and licensing. At Astra, he served on the Executive Committee and was a member of the Management Advisory Board. Mr. Ianelli received a B.A. in Biology from Marist College, a M.A. in Biology from the State University of New York and an M.B.A. from Iona College.

     THOMAS G. TACHOVSKY, Ph.D. joined us as a director, President and Chief Executive Officer in November 1999. Since June 1997 he has held a series of interim senior management positions in development stage bio-pharmaceutical companies including Redox Pharmaceuticals Corporation; Novavax, Inc. and Paracelsian, Inc. From June 1995 to November 1997, he was a director and executive vice-president of Protyde Pharmaceuticals, Inc. From June 1991 to February 1998, he was general partner of MATCO & Associates, a bio-pharmaceutical industry consulting firm for corporate partnering, technology assessment and market valuation. He has held business development positions with Cytogen Corporation and Creative Biomolecules and was a research and development manager with Johnson & Johnson. Dr. Tachovsky received a B.S. degree in biology from Gonzaga University; a M.S. degree in management from Lesley College; and a Ph.D degree in microbiology from the University of Rochester School of Medicine.

     JAMES E. WYNN, Ph.D. joined us as a director in February 1998.   Since
1977, Dr. Wynn has been a Professor and since September 1995, Assistant Dean for Research at the Medical University of South Carolina. Prior to that time, he held various other positions at the University, including Chairman of the Department of Pharmaceutical Sciences, College of Pharmacy and principal investigator for the Drug Bioequivalence Evaluation Program. Dr. Wynn received a B.S. degree in pharmacy and a Ph.D. degree in medicinal chemistry from the Medical College of Virginia, Virginia Commonwealth University, Richmond, Virginia.

     THE BOARD OF DIRECTORS BELIEVES THAT PROPOSAL 2 IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE FOR DANIEL L. AZARNOFF, M.D. AND JAMES E. WYNN, PH.D. AS CLASS I DIRECTORS; WILSON BENJAMIN, JOSEPH IANELLI AND DONALD HUNTER AS CLASS II DIRECTORS; AND HIGGINS D. BAILEY, ED.D. AND THOMAS G. TACHOVSKY, PH.D. AS CLASS III DIRECTORS, OR IN THE EVENT THAT PROPOSAL 1 IS NOT RATIFIED THE BOARD RECOMMENDS A VOTE FOR DANIEL L. AZARNOFF, M.D., JAMES E. WYNN, PH.D,.WILSON BENJAMIN, JOSEPH IANELLI, DONALD HUNTER, HIGGINS D. BAILEY, ED.D. AND THOMAS G. TACHOVSKY, PH.D. TO SERVE AS DIRECTORS UNTIL THE 2001
ANNUAL MEETING.

     It is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of such directors unless otherwise instructed in such Proxy.

                    DIRECTORS AND EXECUTIVE OFFICERS

The following table lists the names, ages and positions of our executive officers and directors:

Name                        Age         Position
----                        ---         --------

Thomas G. Tachovsky         53     President, Chief Executive Officer and
                                   Director

Higgins D. Bailey           69     Chairman of the Board

Donald Hunter               66     Vice Chairman of the Board

Pat Kriss                   49     Secretary and Treasurer

Daniel L. Azarnoff          73     Director

James E. Wynn               57     Director

Wilson Benjamin             56     Director

Joseph R. Ianelli           61     Director

Wellington A. Ewen          60     Chief Financial Officer


     All members of the board of directors hold office until the election and qualification of their successors, or until death, resignation or removal. Messrs. Benjamin and Ianelli are independent directors. Officers serve at the discretion of the Board of Directors. Wellington A. Ewen will be resigning as of the date of the Annual Meeting to pursue other interests, and the Board of Directors intends to appoint Pat Kriss as the new Chief Financial Officer on that date. Mr. Ewen will be available to assist with the transition.

                       SUMMARY COMPENSATION TABLE

     The following table provides certain summary information concerning compensation paid to our Chief Executive Officers for the calendar years
1998 and 1999.   No officer was paid compensation for services in excess of
$100,000 per year for either year.

                                                        Long Term
                                                   Compensation Awards
                                                   -------------------
                                                   Restricted
                              Annual Compensation    Stock    Options &      Other
Name and Position     Year   Salary($)    Bonus($)   Awards      SARs     Compensation
-----------------     ----   ---------    --------   ------      ----     ------------

Thomas G. Tachovsky,  1999    22,051        -0-       -0-        400,000       -0-
President and CEO
since 11/99(1)

Donald Hunter,        1999      -0-         -0-       -0-        217,500       -0-
CEO from 5/99 to 11/99(2)

Higgins D. Bailey     1999    95,833        -0-       -0-          -0-         -0-
Chairman and CEO from
1/98 until 9/98(3)

A. T. Tenenbaum       1999      -0-         -0-       -0-          -0-         -0-
CEO until 1/15/1998

____________________

(1) Dr. Tachovsky received options to purchase 400,000 shares of our Common Stock at $5.00 per share of which 100,000 shares are exercisable upon completion of the first Phase III trial; 150,000 shares upon submission of the NDA and 150,000 shares upon approval of the NDA. The options expire five years from the date they become exercisable.

(2) Mr. Hunter received options to purchase 217,500 shares of our Common Stock at $4.00 per share, exercisable for five years from date of grant, as compensation for services performed for us during the period of July 1, 1998 through November 30, 1999. In August 1999, we also granted Mr. Hunter options to purchase 120,000 shares of our Common Stock, exercisable at $4.00 per share for a period of five years, as a bonus for services rendered.

(3) Dr. Bailey's employment agreement terminated January 15, 1999. During 1999, Dr. Bailey received options to purchase 97,500 shares of our Common Stock at $4.00 per share, exercisable for five years from date of grant, as compensation for services performed for us during the period from January 15, 1999 through September 1, 1999. In August 1999, we also granted Dr. Bailey options to purchase 120,000 shares of our Common Stock, exercisable at $4.00 per share for a period of five years, as a bonus for services rendered.

OPTIONS GRANTED TO DIRECTORS AND EXECUTIVE MANAGEMENT

     In 1998 our directors were granted a total of 240,000 options to purchase Common Stock at $3.00 per share for a period of ten years. In 1998 and 1999 our executive management was granted a total of 610,000 options to purchase Common Stock at $4.00 per share for a period of five years. In 1999 our Chief Executive Officer and President was granted 400,000 options to purchase

Common Stock at $5.00 per share. The options are subject to vesting on performance standards being met and are exercisable for a period of five years.

NON-QUALIFIED STOCK OPTIONS GRANTED TO EXECUTIVE OFFICERS DURING 1999

     The following table sets forth certain information regarding grants of stock options to our Executive Officers who received stock options during 1999. The fair value of the option grant was estimated on the date of the grant utilizing the Black-Scholes option pricing model with the following assumptions: 51% to 100% volatility, five year life, risk free rate of return of 5.5% to 6.2% and a 0% dividend yield. None of the following options have been exercised.

                        Number of   % of Total
                        Securities    Options                              Grant Date
                        Underlying  Granted to     Exercise     Grant        Present
Name                     Options     Employees     Price ($)     Date         Value
----                     -------     ---------     ---------     ----         -----
                         Granted
                         -------

Higgins D. Bailey        217,500        25%         $4.00      2/99-11/99   $  680,000

Donald  Hunter           217,500        25%         $4.00      2/99-11/99   $  680,000

Thomas G. Tachovsky      400,000        47%         $5.00      11/99        $1,260,000

Wellington Ewen           20,000         2%         $4.00       6/99        $   60,000

DIRECTOR COMPENSATION

     Our directors, with the exception of Thomas G. Tachovsky, receive $1,000 for each meeting of the Board attended, $500 for participation in each meeting of the Board by telephonic conference and $500 for participation, in person or by telephonic conference, in each committee meeting, and they are reimbursed for out-of-pocket expenses in attending meetings of the Board of Directors or Committees. Each director receives options to purchase 20,000 shares of our Common Stock for each year of service as a director.

EXECUTIVE EMPLOYMENT AGREEMENTS

     The Company entered an employment agreement with Thomas G. Tachovsky on December 1, 1999 (the "Employment Agreement"), under which Dr. Tachovsky serves as the President and Chief Executive Officer of the Company. Mr. Tachovsky was granted options in conjunction with the Employment Agreement to purchase up to 400,000 shares of Common Stock at a purchase price of $5.00 per share (the "Stock Option Agreement"). Pursuant to the Stock Option Agreement, 100,000 shares shall vest upon the completion of the Phase III-A Clinical Trial and a report submission to the FDA, 150,000 shares shall vest upon the completion of the Phase III-B Clinical Trial and a New Drug Application ("NDA") is submitted to the FDA, and 150,000 shares shall vest upon FDA approval of the NDA. In the event of a change of control, merger or consolidation of the

Company, all unvested options shall become fully vested at the effective date of such merger, consolidation or change of control. The Employment Agreement may be terminated by either party at any time, with or without cause, by providing written notice and is not for any specific period of time. In the event of termination of the Employment Agreement, all non-vested options shall also be terminated.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board held a total of seven meetings during the fiscal year ended December 31, 1999. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board except Daniel L. Azarnoff who was unable to attend two meetings and therefore, attended less than 75% of the aggregate number of meetings of the Board. Mr. Azarnoff does not serve on any committee of the Board of Directors.

     The Company has five standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, the Scientific and Regulatory Committee and the Nominating Committee.

EXECUTIVE COMMITTEE

     The Executive Committee was formed by the Board to attend to and report to the Board on day to day operating, financial, regulatory and other matters. The committee consists of Thomas G. Tachovsky, Higgins D. Bailey and Donald Hunter. The duties of the Executive Committee members are in addition to their duties as members of the Board.

AUDIT COMMITTEE

     The Audit Committee was formed in March, 2000 pursuant to the Audit Committee Charter (the "Charter") which is included with this Proxy Statement. The Audit Committee attends to and reports to the Board with respect to matters regarding the Company's independent public accountants, including, without limitation: annual review of the Charter; recommending to the Board of Directors the firm to be engaged as its independent public accountants for the next fiscal year; reviewing with the Company's independent public accountants the scope and results of its audit and any related management letter; consulting with the independent public accountants and management with regard to the Company's accounting methods and adequacy of its internal accounting controls; approving the professional services rendered by the independent public accountants; reviewing the independence, management consulting services and fees of the independent public accountants; inquiring about significant risks or exposures and methods to minimize such risk; ensuring effective use of audit resources, and preparing and supervising SEC reporting requirements including an annual Audit Committee report to be included in the Proxy Statement for each Annual Meeting beginning with fiscal year 2000. The Audit Committee currently consists of Messrs. Wilson Benjamin and Joseph R. Ianelli, who are the independent members of the Audit Committee and Donald Hunter. The Audit Committee is required meet at least four times in each fiscal year.

COMPENSATION COMMITTEE

     The Compensation Committee was formed by the Board to attend to and report to the Board with respect to the appropriate compensation of directors and executive officers of the Company and is responsible for administering all the Company's employee benefit plans. The Compensation Committee currently consists of Messrs. Donald Hunter, Daniel L. Azarnoff and Thomas G. Tachovsky.

SCIENTIFIC AND REGULATORY COMMITTEE

     The Scientific and Regulatory Committee was formed by the Board to attend to and report to the Board with respect to the planning, implementation and structure of research and development and with respect to the progress and requirements of obtaining regulatory approval for the Company's products. The Scientific and Regulatory Committee currently consists of Messrs. Thomas G. Tachovsky, Joseph R. Ianelli, and James E. Wynn.

NOMINATING COMMITTEE

     The Nominating Committee was formed by the Board to attend to and report to the Board with respect to interviewing, evaluating, nominating and recommending individuals for membership on the Company's Board of Directors and committees and nominating specific individuals to be elected
as officers of the Company.   The Nominating Committee currently consists
of Messrs. Higgins D. Bailey, Donald Hunter and Thomas G. Tachovsky.

              RELATED PARTY AND OTHER MATERIAL TRANSACTIONS


     We sublease approximately 800 square feet of office space from Thomas T. Anderson, one of our principal Shareholders. The rent on the sublease is $800 per month. We believe this is a competitive lease rate for similar real estate in the area where the office is located.

     In January 1998, we granted Dr. Wynn a non-exclusive right for three years to develop both improved products and new products from our proprietary and confidential information. Improved products are those that contain the same active ingredients as Esterom(R) solution, but that are formulated differently. New products are those which are developed from cocaine or a derivative and are separately patentable. We will have all rights to the improved and new products. Dr. Wynn will receive a two percent royalty on the net commercial sales of any improved products he develops. The royalty percentage on any new products he develops is to be determined through negotiation. If agreement is not reached, the royalty is to be determined by an arbitrator with pharmaceutical industry experience.

     In April 1998 we entered into an agreement, as amended July 21, 1999, with Western Center for Clinical Studies ("WCCS") to assist us in completing the Phase III study and new drug application phase for FDA approval of Esterom(R) solution for limited range of motion associated with shoulder injuries and disorders. We are paying $880,400 over the period from April 1998 through January 5, 2001, and $76,400 per quarter commencing January 2001 and continuing until NDA submission. We also granted WCCS options to purchase an aggregate of 450,000 shares of our Common Stock at $1.50 per share for a term of five years. The options vest at various
times based upon performance.   Daniel L. Azarnoff, M.D.,  a director of
Entropin is also a director of WCCS.

     In November 1999, we entered into an agreement with WCCS to assume our obligations under our agreement with Therapeutic Management, Inc. to perform tasks required to comply with FDA regulations applicable to the conduct, coordination and management of the first Phase III trial. Among other things, WCCS is to select investigators, train clinical site personnel, maintain the master file of all pre-study and study documents, and prepare the Study Report to be submitted to the FDA. We will pay WCCS approximately $350,000 based on completion of certain project goals.

     At the time of the transactions we did not have any independent directors. However, these transactions are believed to be as favorable as obtainable from third parties and were approved by directors who did not have an interest in the transactions.

         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company's directors, its executive officers and persons who own more than 10% of the Company's Common Stock were not required to comply with Section 16(a) of the Exchange Act of 1934 during the last fiscal year.


                               PROPOSAL 3
            RATIFICATION OF THE 1998 COMPENSATORY STOCK PLAN
   AND AN AMENDMENT INCREASING THE MAXIMUM AGGREGATE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER TO 500,000 SHARES OF COMMON STOCK

COMPENSATORY STOCK PLAN

     In September 1998 our board of directors authorized the 1998 Stock Compensatory Plan (the "Plan") which provides for the grant of: (1) shares of Common Stock as a bonus; and (2) options exercisable to purchase Common Stock which may be granted in the discretion of the Board as either "qualified incentive stock options" within the meaning of Section 422 of the United States Internal Revenue Code of 1986 (the "Code"), or "nonqualified stock options." Incentive stock options are issuable only to: (i) employees (including officers and directors) of the Company; (ii) consultants or independent contractors who are employed by the Company and who provide valuable services to the Company ("Eligible Persons"). There are currently seventeen Eligible Persons. The purposes of the plan are to attract and retain the best available personnel, and to provide additional incentives to Eligible Persons, which will subsequently promote the success of our business and the interests of Shareholders.

     We have reserved 300,000 shares of Common Stock for issuance under the Plan, which is administered by the Compensation Committee and the Board of Directors. Under the Plan, the Board of Directors determines which individuals will receive options or bonus shares, the time period during which options may be partially or fully exercised, the number of shares of Common Stock that may be purchased under each option and the option price. Options granted under the plan are generally exercisable for a period of five years from the date of grant at an exercise price not less than the fair market value of the shares at the date of grant. In the case of Control Persons, the exercise price for Qualified Options is not less than 110% of the fair market value. Options granted under the plan generally vest over a one to three year period from the date of the grant.

     While future issuances are indeterminable, in the most recent fiscal year we have issued 8,031 bonus shares for services and granted no options under the Plan. Shareholder ratification of the Plan is required to allow options granted under the Plan to be "Qualified Options." After ratification, the majority of issuances under the Plan will be "Qualified Options" so that recipients will receive more favorable tax consequences. Under Proposal 3, both the Compensatory Stock Plan and the amendment to increase the number of shares available under this plan to 500,000 shares of Common Stock are to be ratified by Shareholders.

     The Board of Directors has voted to authorize an amendment to Section
1.2 (a) of the Compensatory Stock Plan and to recommend such proposed amendment to the Shareholders for adoption. A copy of the Compensatory Stock Plan, as proposed to be amended, is attached hereto and incorporated herein by this reference. If this proposal is adopted by the Shareholders,
Section 1.2 (a) of the Compensatory Stock Plan will be amended to read as follows:

     (a) DESCRIPTION OF STOCK AND MAXIMUM SHARE ALLOCATED. The shares of stock subject to the provisions of the Plan and issuable upon the grant of Stock Awards or upon the exercise of SARs or Options granted under the Plan are shares of the Company's Common Stock, $.001 par value per share (the "Stock"), which may be either unissued or treasury shares. The Company may not issue more than 500,000 shares of Stock pursuant to the Plan, unless the Plan is amended as provided in SECTION 1.3 or the maximum number of shares subject to the Plan is adjusted as provided in SECTION 3.1.

     Pursuant to Section 1.3 (a) of the Compensatory Stock Plan, this amendment requires an affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or by proxy and voting at the Annual Meeting. This Proposal 3 shall become effective on the date of such affirmative vote by the Shareholders.

     THE BOARD OF DIRECTORS BELIEVES THAT PROPOSAL 3 IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 3.

      It is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of such ratification unless otherwise instructed in such Proxy.


                               PROPOSAL 4
            RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has selected Causey Demgen & Moore, Inc. to serve as independent accountants for the Company for the fiscal year ending December 31, 2000. Such firm has examined the financial statements of the Company since the Company's inception. The Board of Directors considers Causey Demgen & Moore, Inc. to be well qualified.

     Although it is not required to do so, the Board of Directors is submitting its selection of the Company's independent accountants for ratification at the Annual Meeting in order to ascertain the views of Shareholders regarding such selection. If the selection is not ratified, the Board of Directors will reconsider its selection.



     THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF CAUSEY DEMGEN & MOORE, INC. TO EXAMINE THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

     It is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of such ratification unless otherwise instructed in such Proxy.

     A representative of Causey Demgen & Moore, Inc. will be present at the Meeting with the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

                  FINANCIAL STATEMENTS AND INFORMATION

     The financial statements for the fiscal year ended December 31, 1999 were included in the Company's Form 10-KSB filed with the SEC on March 30, 2000, which is included with this Proxy Statement.

                  SHAREHOLDER PROPOSALS TO BE PRESENTED
                       AT THE NEXT ANNUAL MEETING

     Shareholders interested in presenting a proposal for consideration at the Company's Annual Meeting of Shareholders in the year 2001 (the "2001 Annual Meeting") may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). To be eligible for inclusion in the Company's 2001 proxy statement, shareholder proposals must be received by the Company's Secretary no later than February 13, 2001. Under the rules of the Securities and Exchange Commission, Shareholders submitting such proposals are required to have held shares of the Company's Common Stock amounting to at least $2,000 in market value or one percent of the Common Stock outstanding for at least one year prior to the date on which such proposals are submitted. Further, such Shareholders must continue to own at least that amount of the Company's Common Stock through the date on which the Annual Meeting is held.


                      TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgement.

                              By Order of the Board of Directors

                              Higgins D. Bailey
                              Chairman of the Board



May 14, 2000

                             ENTROPIN, INC.                  May 14, 2000

__________________________________________________________________________

              PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                   SOLICITED BY THE BOARD OF DIRECTORS
__________________________________________________________________________


     The undersigned hereby appoints Higgins D. Bailey and Thomas G. Tachovsky, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock of Entropin, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at The Westin Tabor Center, 1672 Lawrence Street, Denver, Co 80202 on Wednesday, June 14, 2000 at 9:00 A.M. Mountain Daylight Time, and at any adjournment thereof (i) as hereinafter specified upon the listed proposals and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged; and, (ii) in their discretion upon such other matters as may properly come before the meeting.


     THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED IN FAVOR OF ALL PROPOSALS CONTAINED IN THE PROXY STATEMENT.

     A vote FOR the following proposals is recommended by the Board of
Directors:

     1. To authorize the Company's Board of Directors to amend the Articles of Incorporation to modify the lengths of the terms of the directors of the Company.

                    [   ] FOR [   ] AGAINST  [   ] ABSTAIN


     2. To elect the following nominees as proposed in the Proxy Statement to serve as directors for such terms as required by the Articles of Incorporation and as may be amended by Proposal 1, above: Thomas G. Tachovsky, Ph.D.; Higgins D. Bailey, Ed.D.; Donald Hunter; Daniel L. Azarnoff, M.D.; James E. Wynn, Ph.D.; Wilson Benjamin; Joseph R. Ianelli.

                    [   ] FOR [   ] AGAINST  [   ] ABSTAIN



     3. To ratify the 1998 Compensatory Stock Plan and an amendment increasing the maximum aggregate number of shares reserved for issuance thereunder to 500,000 shares of Common Stock.


                    [   ] FOR [   ] AGAINST  [   ] ABSTAIN


     4. To ratify the selection of Causey Demgen & Moore, Inc. as independent auditors of the Company for the year ending December 31, 2000.


                    [   ] FOR [   ] AGAINST  [   ] ABSTAIN



               CONTINUED AND TO BE SIGNED ON REVERSE SIDE

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW. [     ]

     ______________________________________
     ______________________________________
     ______________________________________
     ______________________________________

     Even if you are planning to attend the meeting in person, you are urged to sign and mail the Proxy in the return envelope so that your stock may be represented at the meeting.

DO YOU PLAN TO ATTEND THE ANNUAL MEETING:    [   ]   YES      [   ] NO

     Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand on record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the president or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased shareholder should give their title. Please date the Proxy.

Signature(s)   __________________________________ Date: ________________

               __________________________________ Date: ________________

                            ENTROPIN, INC.

                      EXHIBITS TO PROXY STATEMENT



     *     Audit Committee Charter

     *     1998 Compensatory Stock Plan

     *     Form 10-KSB for fiscal year ended December 31, 1999

                         AUDIT COMMITTEE CHARTER

     The Audit Committee is a committee of the board of directors. Its primary function is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the board of directors have established, and the audit process.

     In meeting its responsibilities, the Audit Committee is expected to:

1. Provide an open avenue of communication between the independent accountant and the board of directors and the financial management of the Company.

2.   Review and update the Committee's charter annually.

3. Recommend to the board of directors the independent accountants to be nominated, approve the compensation of the independent accountant, review and evaluate the performance of the independent accountant and approve the discharge of the independent accountant, where appropriate.

4. Confirm and assure the independence of the independent accountant, including a review of management consulting services and related fees provided by the independent accountant, requesting a formal written statement delineating all relationships between the independent accountant and the Company, consistent with Independence Standards Board Standard 1, recommending to the board of directors appropriate action to ensure the independence of the independent accountant.

5. Inquire of management and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

6. Consider, in consultation with the independent accountant, the audit scope and plan of the independent accountant.

7. Consider with management and the independent accountant the rationale for employing audit firms other than the principal independent accountant.

8. Review with management and the independent accountant the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

9. Consider and review with the independent accountant and the financial management of the Company:

          a. The adequacy of the Company's internal controls including computerized information system controls and security.

          b. Any related significant findings and recommendations of the independent accountant together with management's responses thereto.

10. Review with management and the independent accountant at the completion of the annual examination:

          a.   The Company's annual financial statements and related footnotes.

          b. The independent accountant's audit of the financial statements and its report thereon.

          c. Any significant changes required in the independent accountant's audit plan.

          d. Any serious difficulties or disputes with management encountered during the course of the audit.

          e. Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

11.  Consider and review with management:

          a. Significant findings during the year and management's responses thereto.

          b. Any difficulties encountered in the course of the audits, including any restrictions on the scope of the work or access to required information.

          c.   Any changes required in the planned scope of the audit plan.

12. Review filings with the SEC and other published documents containing the Company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

13. Review with management and the independent accountant the interim financial report before it is filed with the SEC or other regulators.

14. Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of those areas by the independent accountant.

15. Review legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies, and programs and reports received from regulators.

16. Meet with the independent accountant and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

17. Report Committee actions to the board of directors with such recommendations as the Committee may deem appropriate.

18. Prepare a letter for inclusion in the annual report that describes the Committee's composition and responsibilities, and how they were discharged.

19. Prepare a report, as prescribed by SEC Rules, to be included in the Company's annual proxy or information statement, stating, among other things:

          a. whether the Committee has reviewed and discussed the audited financial statements with management;

          b. whether the Committee has discussed with the independent accountant the matters required to be discussed by SAS 61, as modified or supplemented;

          c. whether the Committee has received the written disclosures and the letter from the independent accountant required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and

          d. whether the Committee has discussed with the independent accountant the independent accountant's independence;

          e. whether, based upon the review and discussions in subparagraphs a. through d., above, the Committee recommended to the board that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the last fiscal year for filing with the SEC; and

          f. the name of each member of the Committee below the above information in the Report.

20. The Audit Committee shall consult with the independent accountant to ensure that the independent accountant reviews the financial information included in the Company's Quarterly Reports on Form 10-Q or 10-QSB prior to the Company's filing such reports with the SEC.

21. The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the con-duct of any investigation.

22. The Committee shall meet at least four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

23. The Committee will perform such other functions as assigned by law, the Company's charter or bylaws, or the board or directors.

     The membership of the Audit Committee shall consist of at least two members, a majority of which shall be independent members of the board of directors who shall serve at the pleasure of the board of directors. Audit Committee members and the Committee chairman shall be designated by the full board of directors.

     The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the board of directors.

                             ENTROPIN, INC.
                      1998 COMPENSATORY STOCK PLAN

                                ARTICLE I

     1.1  PURPOSE OR PLAN; TERM.

          (a) ADOPTION. On September 11, 1998 (the "Adoption Date"), the Board of Directors (the "Board") of Entropin, Inc., a Colorado corporation (the "Company"), adopted this stock option plan to be known as the 1998 Compensatory Stock Plan (the "Plan").

          (b) DEFINED TERMS. All initially capitalized terms used hereby shall have the meaning set forth in ARTICLE IV hereto.

          (c)  GENERAL PURPOSE.   This 1998 Compensatory Stock Plan is
intended to encourage stock ownership by employees, officers, directors of and consultants to Entropin, Inc. and its controlled, affiliated subsidiary corporations (collectively, the "Company"), so that they may acquire or increase their proprietary interest in the Company, and is intended to facilitate the Company's efforts to (i) induce qualified persons to become employees or officers of or consultants to the Company; (ii) compensate employees, officers, directors and consultants for services to the Company; and (iii) encourage such persons to remain in the employ of or associated with the Company and to put forth maximum efforts for the success of the Company. Such purpose shall be accomplished by providing for the discretionary granting of options to acquire the Company's Stock ("Options"), the direct granting of the Company's Stock ("Stock Awards"), and the granting of stock appreciation rights ("SARs"), (Stock Awards and SARs shall be collectively referred to herein as "Awards").

          (d) CHARACTER OF OPTIONS. Options granted under this Plan to employees of the Company (or Parent or Subsidiary Corporations) that are intended to qualify as an "incentive stock option" as defined in Code section 422 ("Incentive Stock Option") will be specified in the applicable stock option agreement. All other Options granted under this Plan will be non-qualified options.

          (e) RULE 16b-3 PLAN. The Plan is intended to comply with all applicable conditions of Rule 16b-3 (and all subsequent revisions thereof) promulgated under the Securities Exchange Act of 1934 (the "Act"). In such instance, to the extent any provision of the Plan or action by a Committee or the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board or such Committee. In addition, the Board may amend the Plan from time to time as it deems necessary in order to meet the requirements of any amendments to Rule 16b-3 without the consent of the shareholders of the Company.

          (f) DURATION OF PLAN. The term of the Plan is 10 years, commencing on the date of adoption of the original Plan by the Board as specified in SECTION 1.1(a) hereof. No Option or Award shall be granted under the Plan unless granted within 10 years of the adoption of the Plan by the Board, but Options or Awards outstanding on that date shall not be terminated or otherwise affected by virtue of the Plan's expiration.

     1.2  STOCK AND MAXIMUM NUMBER OF SHARES SUBJECT TO PLAN.

          (a) DESCRIPTION OF STOCK AND MAXIMUM SHARES ALLOCATED. The shares of stock subject to the provisions of the Plan and issuable upon the grant of Stock Awards or upon the exercise of SARs or Options granted under the Plan are shares of the Company's Common Stock, $.001 par value per share (the "Stock"), which may be either unissued or treasury shares. The Company may not issue more than 300,000 shares of Stock pursuant to the Plan, unless the Plan is amended as provided in SECTION 1.3 or the maximum number of shares subject to the Plan is adjusted as provided in SECTION 3.1.

          (b) CALCULATION OF AVAILABLE SHARES. The number of shares of Stock available under the Plan shall be reduced: (i) by any shares of Stock issued (including any shares of Stock withheld for tax withholding requirements) upon exercise of an Option; and, (ii) by any shares of Stock issued (including any shares of Stock withheld for tax withholding requirements) upon the grant of a Stock Award or the exercise of an SAR.

          (c) RESTORATION OF UNPURCHASED SHARES. If an Option or SAR expires or terminates for any reason prior to its exercise in full and before the term of the Plan expires, the shares of Stock subject to, but not issued under, such Option or SAR shall, without further action or by or on behalf of the Company, again be available under the Plan.

     1.3  APPROVAL; AMENDMENTS.

          (a) APPROVAL BY STOCKHOLDERS. The Plan shall be submitted to the stockholders of the Company for their approval at a regular or special meeting to be held within 12 months after the adoption of the Plan by the Board. Stockholder approval shall be evidenced by the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or by proxy and voting at the meeting. The date such stockholder approval has been obtained shall be referred to herein as the "Effective Date."

          (b) COMMENCEMENT OF PLAN. The Plan is effective immediately, but if the Plan is not approved by the stockholders within 12 months after its adoption by the Board, all Incentive Stock Options made thereunder
shall lose their status as incentive stock options as defined in   Section
422(b) of the Code, and shall automatically become non-qualified stock options; provided, however, that the failure to adopt the Plan by shareholders shall not effect any non-qualified options and Awards previously granted herein.

          (c) AMENDMENTS TO PLAN. The Board may, without action on the part of the Company's stockholders, terminate or make such amendments to, changes in and additions to the Plan as it may, from time to time, deem necessary or appropriate and in the best interests of the Company; provided, the Board may not, without the consent of the applicable Optionholder, take any action which disqualifies any Option previously granted under the Plan for treatment as an Incentive Stock Option or which adversely affects or impairs the rights of the Optionholder of any Option outstanding under the Plan, except as provided in Paragraph 1.3 (b), and further provided that, except as provided in ARTICLE III hereof, the Board may not, without the approval of the Company's stockholders: (i) increase the aggregate number of shares of Stock subject to the Plan; (ii) reduce the exercise price at which Options may be granted or the exercise price at which any outstanding Option may be exercised; (iii) extend the term of the Plan;
(iv) change the class of persons eligible to receive Options or Awards under the Plan; or, (v) materially increase the benefits accruing to participants under the Plan. Notwithstanding the foregoing, Options or Awards may be granted under this Plan to purchase shares of Stock in excess of the number of shares then available for issuance under the Plan if (A) an amendment to increase the maximum number of shares issuable under the Plan is adopted by the Board prior to the initial grant of any such Option or Award and within one year thereafter such amendment is approved by the Company's stockholders and (B) each such Option or Award granted does not become exercisable or vested, in whole or in part, at any time prior to the obtaining of such stockholder approval.

                               ARTICLE II

     2.1  PARTICIPANTS; ADMINISTRATION.

          (a) ELIGIBILITY AND PARTICIPATION. Options and Awards may be granted only to persons ("Eligible Persons") who at the time of grant are:
(i) employees (including officers and directors) of the Company or Parent or Subsidiary Corporations; or, (ii) consultants or independent contractors who provide valuable services to the Company or Parent or Subsidiary Corporations; provided that Incentive Stock Options may only be granted to employees of the Company (and its Parent or Subsidiary Corporations). The Committee shall have full authority to determine which Eligible Persons are to receive Option grants under the Plan, the number of shares to be covered by each such grant, whether or not the granted Option is to be an Incentive Stock Option, the time or times at which each such Option is to become exercisable, and the maximum term for which the Option is to be outstanding. The Committee shall also have full authority to determine which Eligible Persons are to receive Awards and the conditions relating to such Award.

          (b) GENERAL ADMINISTRATION. The Plan shall be administered by the Compensation Committee which shall make recommendations to the Board of Directors with respect to the grant of Options and Awards. The Board of Directors retains complete authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to grant Options and Awards pursuant to the Plan. The Committee shall administer the Plan and make recommendations to the Board concerning the following: exercise of all powers and authorities either specifically conferred under the Plan or necessary or advisable in the administration of the Plan: to determine the vesting schedule and other restrictions, if any, relating to Options and Awards; to determine the Option Price; to determine the persons to whom, and the time or times at which, Options and Awards shall be granted; to determine the number of shares to be covered by each Option or Award; to determine Fair Market Value per share; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Option agreements (which need not be identical) entered into in connection with Options granted under the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

          (c) Options and Awards granted under the Plan shall be evidenced by duly adopted resolutions of the Committee included in the minutes of the meeting at which they are adopted or in a unanimous written consent.

          (d) No member of the Committee or the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option or Award granted hereunder.

          (e) In designating and selecting Eligible Persons for participation in the Plan, the Committee shall consult with and give consideration to the recommendations and criticisms submitted by appropriate managerial and executive officers of the Company. The Committee also shall take into account the duties and responsibilities of the Eligible Persons, their past, present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.

     2.2  TERMS AND CONDITIONS OF OPTIONS.

          (a) ALLOTMENT OF SHARES. The Committee shall determine the number of shares of Stock to be optioned from time to time and the number of shares to be optioned to any Eligible Person (the "Optioned Shares"). The grant of a Option to a person shall neither entitle such person to, nor disqualify such person from, participation in any other grant of Options or Awards under this Plan or any other stock option plan of the Company.

          (b) EXERCISE PRICE. Upon the grant of any Option, the Committee shall specify the option price per share. If the Option is intended to qualify as an Incentive Stock Option under the Code, the option price per share may not be less than 100 percent of the fair market value per share of the stock on the date the Option is granted (110 percent if the Option is granted to a stockholder who at the time the Option is granted owns or is deemed to own stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary Corporation). If the Option is not intended to qualify as an Incentive Stock Option under the Code, the option price per share may not be less than 85 percent of the fair market value per share of the stock on the date the Option is granted. The determination of the fair market value of the Stock shall be made in accordance with the valuation provisions of SECTION 3.5 hereof.

          (c) INDIVIDUAL STOCK OPTION AGREEMENTS. Options granted under the Plan shall be evidenced by option agreements in such form and content as the Committee from time to time approves, which agreements shall substantially comply with and be subject to the terms of the Plan, including the terms and conditions of this SECTION 2.2. As determined by the Committee, each option agreement shall state: (i) the total number of shares to which it pertains; (ii) the exercise price for the shares covered by the Option; (iii) the time at which the Options vest and become exercisable;

and, (iv) the Option's scheduled expiration date. The option agreements may contain such other provisions or conditions as the Committee deems necessary or appropriate to effectuate the sense and purpose of the Plan, including covenants by the Optionholder not to compete and remedies for the Company in the event of the breach of any such covenant.

          (d) OPTION PERIOD. No Option granted under the Plan that is intended to be an Incentive Stock Option shall be exercisable for a period in excess of 10 years from the date of its grant (five years if the Option is granted to a shareholder who at the time the Option is granted owns or is deemed to own stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary Corporation), subject to earlier termination in the event of termination of employment, retirement or death of the Optionholder. An Option may be exercised in full or in part at any time or from time to time during the term of the Option or provide for its exercise in stated installments at stated times during the Option's term.

          (e) VESTING; LIMITATIONS. The time at which Options vest with respect to an Optionholder shall be in the discretion of that Optionholder's Committee; provided that no Options shall vest prior to the Effective Date. Notwithstanding the foregoing, to the extent a Option is intended to qualify as an Incentive Stock Option, the aggregate fair market value (determined as of the respective date or dates of grant) of the Stock for which one or more Options granted to any person under this Plan (or any other option plan of the Company or its Parent or Subsidiary Corporations) may for the first time become exercisable as Incentive Stock Options during any one calendar year shall not exceed the sum of $100,000 (referred to herein as the "$100,000 Limitation"). To the extent that any person holds two or more Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability as an Incentive Stock Option shall be applied on the basis of the order in which such Options are granted.

          (f) NO FRACTIONAL SHARES. Options shall be exercisable only for whole shares; no fractional shares will be issuable upon exercise of any Option granted under the Plan.

          (g) METHOD OF EXERCISE. To exercise a Option, an Optionholder (or in the case of an exercise after an Optionholder's death, such Optionholder's executor, administrator, heir or legatee, as the case may
be) must take the following action:

               (i) execute and deliver to the Company a written notice of exercise signed in writing by the person exercising the Option specifying the number of shares of Stock with respect to which the Option is being exercised;

               (ii) pay the aggregate Option Price in one of the alternate forms as set forth in SECTION 2.2(h) below; and,

               (iii) furnish appropriate documentation that the person or persons exercising the Option (if other than the Optionholder) has the right to exercise such Option.

     As soon as practical after the Exercise Date, the Company will mail or deliver to or on behalf of the Optionholder (or any other person or persons exercising this Option under the Plan) a certificate or certificates representing the Stock acquired upon exercise of the Option.

          (h) PAYMENT PRICE. The aggregate Option Price shall be payable in one of the alternative forms specified below:

               (i) Full payment in cash or check made payable to the Company's order;

               (ii) At the Company's option, full payment in shares of Stock held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at fair market value on the Exercise Date (as determined in accordance with SECTION 3.5 hereof); or,

               (iii) At the Company's option, if a cashless exercise Plan has been implemented by the Board, full payment through a sale and remittance procedure pursuant to which the Optionholder (A) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the Optioned Shares to be purchased and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the Optioned Shares to be purchased and (B) shall concurrently provide written directives to the Company to deliver the certificates for the Optioned Shares to be purchased directly to such brokerage firm in order to complete the sale transaction.

          (i) RIGHTS OF A STOCKHOLDER. An Optionholder shall not have any of the rights of a stockholder with respect to Optioned Shares until such individual shall have exercised the Option and paid the Option Price for the Optioned Shares. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

          (j) REPURCHASE RIGHT. The Committee may, in its sole discretion, set forth other terms and conditions upon which the Company (or its assigns) shall have the right to repurchase shares of Stock acquired by an Optionholder pursuant to a Option. Any repurchase right of the Company shall be exercisable by the Company (or its assignees) upon such terms and conditions as the Committee may specify in a stock repurchase agreement in such form and content as the Committee may approve evidencing such right. The Committee may also in its discretion establish as a term and condition of one or more Options granted under the Plan that the Company shall have a right of first refusal with respect to any proposed sale or other disposition by the Optionholder of any shares of Stock issued upon the exercise of such Options. Any such right of first refusal shall be exercisable by the Company (or its assigns) in accordance with the terms and conditions set forth in a stock repurchase agreement.

          (k) TERMINATION OF SERVICE. If any Optionholder ceases to be in Service to the Company for a reason other than permanent disability or death, such Optionholder must, within 90 days after the date of termination of such Service, but in no event after the Option's stated expiration date, exercise some or all of the Options that the Optionholder was entitled to exercise on the date the Optionholder's Service terminated; provided, that if the Optionholder is discharged for Cause or commits acts detrimental to the Company's interests after the Service of the Optionholder has been terminated, then the Option will thereafter be void for all purposes. "Cause" shall mean a termination of Service based upon a finding by the applicable Committee that the Optionholder: (i) has committed a felony involving dishonesty, fraud, theft or embezzlement; (ii) after written notice from the Company, has repeatedly failed or refused, in a material respect, to follow reasonable policies or directives established by the Company; (iii) after written notice from the Company, has willfully and persistently failed to attend to material duties or obligations; (iv) has performed an act or failed to act, which, if he were prosecuted and convicted, would constitute a theft of money or property of the Company; or, (v) has misrepresented or concealed a material fact for purposes of securing employment with the Company. If any Optionholder ceases to be in Service to the Company by reason of permanent disability within the meaning of section 22(e)(3) of the Code (as determined by the applicable Committee), the Optionholder will have 12 months after the date of termination of Service, but in no event after the stated expiration date of the Optionholder's Options, to exercise Options that the Optionholders was entitled to exercise on the date the Optionholder's Service terminated as a result of the disability.

          (l) DEATH OF OPTIONHOLDER. If an Optionholder dies while in the Company's Service, any Options that the Optionholder was entitled to exercise on the date of death will be exercisable within the six-month period following the date of issuance of letters testamentary or letters of administration of a deceased Optionholder, in the case of the Optionholder's death during his employment by the Company, but not later than one year after the Optionholder's death or until the stated expiration date of the Optionholder's Option, whichever occurs first, by the person or persons ("successors") to whom the Optionholder's rights pass under a will or by the laws of descent and distribution. As soon as practicable after receipt by the Company of such notice and of payment in full of the Option Price, a certificate or certificates representing the Optioned Shares shall be registered in the name or names specified by the successors in the written notice of exercise and mall be delivered to the successors.

          (m) OTHER PLAN PROVISIONS STILL APPLICABLE. If a Option is exercised upon the termination of Service or death of an Optionholder under this SECTION 2.2, the other provisions of the Plan will continue to apply to such exercise, including the requirement that the Optionholder or its successor may be required to enter into a Stock Repurchase Agreement.

          (n) DEFINITION OF "SERVICE". For purposes of this Plan, unless it is evidenced otherwise in the option agreement with the Optionholder, the Optionholder is deemed to be in "Service" to the Company so long as such individual renders continuous services on a periodic basis to the Company (or to any Parent or Subsidiary Corporation) in the capacity of an employee, director, or an independent consultant or advisor. In the discretion of the applicable Committee, an Optionholder will be considered to be rendering continuous services to the Company even if the type of services change, e.g., from employee to independent consultant. The Optionholder will be considered to be an employee for so long as such individual remains in the employ of the Company or one or more of its Parent or Subsidiary Corporations.

     2.3  TERMS AND CONDITIONS OF STOCK AWARDS.

          (a) ELIGIBILITY. All Eligible Persons shall be eligible to receive Stock Awards. The Committee shall determine the number of shares of Stock to be awarded from time to time to any Eligible Person. Except as provided otherwise in this Plan, the grant of a Stock Award to a person (a "Grantee") shall neither entitle such person to, nor disqualify such person from participation in, any other grant of options or awards by the Company, whether under this Plan or under any other stock option or award plan of the Company.

          (b) AWARD FOR SERVICES RENDERED. Stock Awards shall be granted in recognition of an Eligible Person's services to the Company. The grantee of any such Stock Award shall not be required to pay any consideration to the Company upon receipt of such Stock Award, except as may be required to satisfy any applicable corporate law, employment tax and/or income tax withholding requirements.

          (c) CONDITIONS TO AWARD. All Stock Awards shall be subject to such terms, conditions, restrictions, or limitations as the Committee deems appropriate, including, by way of illustration but not by way of limitation, restrictions on transferability, requirements of continued employment, individual performance or the financial performance of the Company, or payment by the recipient of any applicable employment or withholding taxes. Such Committee may modify or accelerate the termination of the restrictions applicable to any Stock Award under the circumstances as it deems appropriate.

          (d) AWARD AGREEMENTS. The Committee may require as a condition to a Stock Award that the recipient of such Stock Award enter into an award agreement in such form and content as that Committee from time to time approves.

     2.4  TERMS AND CONDITIONS OF SARS.

          (a)  ELIGIBILITY.  All Eligible Persons shall be eligible to
receive SARs.   The Committee shall determine the SARs to be awarded from
time to time to any Eligible Person. The grant of a SAR to a person shall neither entitle such person to, nor disqualify such person from participation in, any other grant of options or awards by the Company, whether under this Plan or under any other stock option or award plan of the Company.

          (b) AWARD OF SARS. Concurrently with or subsequent to the grant of any Option to purchase one or more shares of Stock, the Committee may award to the Optionholder with respect to each share of Stock, underlying the Option, a related SAR permitting the Optionholder to be paid any appreciation on that Stock in lieu of exercising the Option. In addition, a Committee may award to any Eligible Person a SAR permitting the Eligible Person to be paid the appreciation on a designated number of shares of the Stock, whether or not such Shares are actually issued.

          (c) CONDITIONS TO SAR. All SARs shall be subject to such terms, conditions, restrictions or limitations as the Committee deems appropriate, including, by way of illustration but not by way of limitation, restrictions on transferability, requirements of continued employment, individual performance, financial performance of the Company, or payment by the recipient of any applicable employment or withholding taxes. The Committee may modify or accelerate the termination of the restrictions applicable to any SAR under the circumstances as it deems appropriate.

          (d) SAR AGREEMENTS. The Committee may require as a condition to the grant of a SAR that the recipient of such SAR enter into a SAR agreement in such form and content as that Committee from time to time approves.

          (e) EXERCISE. An Eligible Person who has been granted a SAR may exercise such SAR subject to the conditions specified in the SAR agreement by the Committee.

          (f) AMOUNT OF PAYMENT. The amount of payment to which the grantee of a SAR shall be entitled upon the exercise of each SAR shall be equal to the amount, if any, by which the fair market value of the specified shares of Stock on the exercise date exceeds the fair market value of the specified shares of Stock on the date the Option related to the SAR was granted or became effective, or, if the SAR is not related to any Option, on the date the SAR was granted or became effective.

          (g) FORM OF PAYMENT. The SAR may be paid in either cash or Stock, as determined in the discretion of the Committee and set forth in the SAR agreement. If the payment is in Stock, the number of shares to be paid to the participant shall be determined by dividing the amount of the payment determined pursuant to SECTION 2.4(f) by the fair market value of a share of Stock on the exercise date of such SAR. As soon as practical after exercise, the Company shall deliver to the SAR grantee a certificate or certificates for such shares of Stock.

          (h) TERMINATION OF EMPLOYMENT; DEATH. SECTIONS 2.2(k) AND (1), applicable to Options, shall apply equally to SARs.

                               ARTICLE III

     3.1 CAPITAL ADJUSTMENTS. The aggregate number of shares of Stock subject to the Plan, the number of shares of Stock covered by outstanding Options and Awards, and the price per share stated in all outstanding Options and Awards shall be proportionately adjusted for any increase or decrease in the number of outstanding shares of Stock of the Company resulting from a subdivision or consolidation of shares or any other capital adjustment or the payment of a stock dividend or any other increase or decrease in the number of such shares effected without the Company's receipt of consideration therefor in money, services or property.

     3.2 MERGERS, ETC. If the Company is the surviving corporation in any merger or consolidation (not including a Corporate Transaction), any Option or Award granted under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option or Award would have been entitled prior to the merger or consolidation. Except as provided in SECTION 3.3 hereof, a dissolution or liquidation of the Company shall cause every Option or Award outstanding hereunder to terminate.

     3.3 CORPORATE TRANSACTION. In the event of stockholder approval of a Corporate Transaction, the Committee shall have the discretion and authority, exercisable at any time, to provide for the automatic acceleration of one or more of the outstanding Options or Awards granted by it under the Plan. Upon the consummation of the Corporate Transaction, all Options shall, to the extent not previously exercised, terminate and cease to be outstanding.

     3.4  CHANGE IN CONTROL.

          (a) In the event of a Change in Control, the Committee shall have the discretion and authority, exercisable at any time, whether before or after the Change in Control, to provide for the automatic acceleration of one or more outstanding Options or Awards granted by it under the Plan upon the occurrence of such Change in Control. The Committee may also impose limitations upon the automatic acceleration of such Options or Awards to the extent it deems appropriate. Any Options or Awards accelerated upon a Change in Control will remain fully exercisable until the expiration or sooner termination of the Option term.

          (b) INCENTIVE STOCK OPTION LIMITS. The exercisability of any Options which are intended to qualify as Incentive Stock Options and which are accelerated by the Committee in connection with a pending Corporation Transaction or Change in Control shall, except as otherwise provided in the discretion of the Committee and the Optionholder, remain subject to the $100,000 Limitation and vest as quickly as possible without violating the $100,000 Limitation.

     3.5 CALCULATION OF FAIR MARKET VALUE OF STOCK. The fair market value of a share of Stock on any relevant date shall be determined in accordance with the following provisions:

          (a) If the Stock is not at the time listed or admitted to trading on any stock exchange but is traded in the over-the-counter market, the fair market value shall be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) per share of Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Stock on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist shall be determinative of fair market value.

          (b) If the Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price per share of Stock on the date in question on the stock exchange determined by the Board to be the primary market for the Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

          (c) If the Stock at the time is neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then the fair market value shall be determined by the Board after taking into account such factors as the Board shall deem appropriate, including one or more independent professional appraisals.

     3.6 USE OF PROCEEDS. The proceeds received by the Company from the sale of Stock pursuant to the exercise of Options or Awards hereunder, if any, shall be used for general corporate purposes.

     3.7 CANCELLATION OF OPTIONS. The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionholders, the cancellation of any or all outstanding Options granted under the Plan by that Committee and to grant in substitution therefore new Options under the Plan covering the same or different numbers of shares of Stock as long as such new Options have an exercise price per share of Stock no less than the minimum exercise price as set forth in
SECTION 2.2(b) hereof on the new grant date.

     3.8 REGULATORY APPROVALS. The implementation of the Plan, granting of any Option or Award hereunder, and the issuance of Stock upon the exercise of any such Option or Award shall be subject to the procurement by the Company of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Options or Awards granted under it and the Stock issued pursuant to it.

     3.9 INDEMNIFICATION. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified and held harmless by the Company, to the extent permitted under applicable law, for, from and against all costs and expenses reasonably incurred by them in connection with any action, legal proceeding to which any member thereof may be a party by reason of any action taken, failure to act under or in connection with the Plan or any rights granted thereunder and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment of any such action, suit or proceeding, except a judgment based upon a finding of bad faith.

     3.10 PLAN NOT EXCLUSIVE. This Plan is not intended to be the exclusive means by which the Company may issue options or warrants to acquire its Stock, stock awards or any other type of award. To the extent permitted hy applicable law, any such other option, warrants or awards may he issued by the Company other than pursuant to this Plan without shareholder approval.

     3.11 COMPANY RIGHTS. The grants of Options shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     3.12 ASSIGNMENT. The right to acquire Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionholder except as specifically provided herein. No Option or Award granted under the Plan or any of the rights and privileges conferred thereby shall be assignable or transferable by an Optionholder or grantee other than by will or the laws of descent and distribution, and such Option or Award shall be exercisable during the Optionholder's or grantee's lifetime only by the Optionholder or grantee. Notwithstanding the foregoing, any Options or Awards granted pursuant to the Plan may be assigned, encumbered or otherwise transferred by the Optionholder or grantee if specifically allowed by the Committee upon the grant of such Option or Award. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Company and its successors or assigns, and the Optionholders. the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

     3.13 SECURITIES REGISTRATION.

          (a) LEGEND ON CERTIFICATES. All certificates representing shares of Stock issued under the Plan shall be endorsed with a legend reading as follows:

     The shares of Common Stock evidenced by this certificate have been issued to the registered owner in reliance upon written representations that these shares have been purchased solely for investment. These shares may not he sold, transferred or assigned unless in the opinion of the Company and its legal counsel such sale, transfer or assignment will not be in violation of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          (b) PRIVATE OFFERING FOR INVESTMENT ONLY. The Options and Awards are and shall be made available only to a limited number of present and future executives, directors, employees and/or consultants who have knowledge of the Company's financial condition, management and its affairs. The Plan is not intended to provide additional capital for the Company, but to encourage ownership of Stock among the Company's employees. By the act of accepting an Option or Award, each grantee agrees: (i) that, any shares of Stock acquired will be solely for investment not with any intention to resell or redistribute those shares; and, (ii) such intention will be confirmed by an appropriate certificate at the time the Stock is acquired if requested by the Company. The neglect or failure to execute such a certificate, however, shall not limit or negate the foregoing agreement.

          (c) REGISTRATION STATEMENT. If a Registration Statement covering the shares of Stock issuable under the Plan as filed under the Securities Exchange Act of 1933, as amended, and as declared effective by the Securities Exchange Commission, the provisions of SECTIONS 3.13(a) AND
(b) shall terminate during the period of time that such Registration Statement, as periodically amended, remains effective.

     3.14 TAX WITHHOLDING.

          (a) GENERAL. The Company's obligation to deliver Stock under the Plan shall be subject to the satisfaction of all applicable federal, state and local income tax withholding requirements.

          (b) SHARES TO PAY FOR WITHHOLDING. The Board may, in its discretion and in accordance with the provisions of this SECTION 3.14(b) and such supplemental roles as it may from time to time adopt (including the applicable safe-harbor provisions of SEC Rule 16b-3), provide any or all Optionholders or Grantees with the right to use shares of Stock in satisfaction of all or part of the federal, state and local income tax liabilities incurred by such Optionholders or Grantees in connection with the receipt of Stock ("Taxes"). Such right may be provided to any such Optionholder or Grantee in either or both of the following formats:

               (i) STOCK WITHHOLDING. An Optionholder or Grantee may be provided with the election, which may be subject to approval by the Committee, to have the Company withhold, from the Stock otherwise issuable, a portion of those shares of Stock with an aggregate fair market value equal to the percentage of the applicable Taxes (not to exceed 100 percent) designated by the Optionholder or Grantee.

               (ii) STOCK DELIVERY. The Board may, in its discretion, provide the Optionholder or Grantee with the election to deliver to the Company, at the time the Option is exercised or Stock is awarded, one or more shares of Stock previously acquired by such individual (other than pursuant to the transaction triggering the Taxes) with an aggregate fair market value equal to the percentage of applicable taxes incurred in connection with such Option exercise or Stock Award (not to exceed 100 percent) designated by the Optionholder or Grantee.

     3.15 GOVERNING LAW. The Plan shall be governed by and all questions hereunder shall he determined in accordance with the laws of the State of Colorado.

                               ARTICLE IV
                               DEFINITIONS

     The following capitalized terms used in this Plan shall have the meaning described below:

"AFFILIATES" shall mean all "executive officers" (as that term is defined in Rule 16a-1(f) promulgated under the Act) and directors of the Company and all persons who own ten percent or more of the Company's issued and outstanding Stock.

"AWARD" shall mean a Stock Award or SAR under the Plan.

"BOARD" shall mean the Board of Directors of the Company.

"CHANGE IN CONTROL" shall mean and include the following transactions or situations:

     (a) A sale, transfer, or other disposition by the Company through a single transaction or a series of transactions of securities of the Company representing 30 percent or more of the combined voting power of the Company's then outstanding securities to any "Unrelated Person" or "Unrelated Persons" acting in concert with one another. For purposes of this Section, the term "Person" shall mean and include any individual, partnership, joint venture, association, trust corporation, or other entity (including a "group" as referred to in Section 13(d)(3) of the Act). For purposes of this Section, the term "Unrelated Person" shall mean and include any Person other than the Company, a wholly-owned subsidiary of the Company, or an employee benefit plan of the Company.

     (b) A sale, transfer, or other disposition through a single transaction or a series of transactions of all or substantially all of the assets of the Company to an Unrelated Person or Unrelated Persons acting in concert with one another.

     (c) A change in the ownership of the Company through a single transaction or a series of transactions such that any Unrelated Person or Unrelated Persons acting in concert with one another become the "Beneficial Owner," directly or indirectly, of securities of the Company representing at least 30 percent of the combined, voting power of the Company's then outstanding securities. For purposes of this Section, the term "Beneficial Owner" shall have the same meaning as given to that term in Rule 13d-3 promulgated under the Act, provided that any pledgee of voting securities is not deemed to be the Beneficial Owner thereof prior to its acquisition of voting rights with respect to such securities.

     (d) Any consolidation or merger of the Company with or into an Unrelated Person, unless immediately after the consolidation or merger the holders of the common stock of the Company immediately prior to the consolidation or merger are the Beneficial Owners of securities of the surviving corporation representing at least 50 percent of the combined voting power of the surviving corporation's then outstanding securities.

     (e) During any period of two years, individuals who, at the beginning of such period, constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election of each new director was approved by the vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

     (f) A change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule l4A of Regulation 14A promulgated under the Act, or any successor regulation of similar import, regardless of whether the Company is subject to such reporting requirement.

     Notwithstanding any provision hereof to the contrary, the filing of a proceeding for the reorganization of the Company under Chapter 11 of the General Bankruptcy Code or any successor or other statute of similar import shall not be deemed to be a Change of Control for purposes of this Plan.

"CODE" shall mean the internal Revenue Code of 1986, as amended.

"COMMITTEE" shall mean the Compensation Committee appointed by the Board, if one has been appointed. If no Committee has been appointed, the term "Committee" shall mean the Board.

"COMPANY" shall mean Entropin, Inc., a Colorado corporation.

"CORPORATE TRANSACTION" shall mean: (a) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purposes of which is to change the state in which the Company is incorporated; (b) the sale, transfer of or other disposition of all or substantially all of the assets of the Company and complete liquidation or dissolution of the Company; or, (c) any reverse merger in which the Company is the surviving entity hut in which the securities possessing more than 50 percent of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

"EFFECTIVE DATE" shall mean the date that the Plan has been approved by the Stockholders as required by SECTION 1 3(a) hereof.

"ELIGIBLE PERSONS" shall mean, with respect to the Plan, those persons who, at the time that the Option or Award is granted, are (i) employees (including officers and directors) of the Company or Parent or Subsidiary Corporations, or (ii) consultants or independent contractors who provide valuable services to The Company or Parent or Subsidiary Corporations.

"EXERCISE DATE" shall be the date on which written notice of the exercise of an Option is delivered to the Company in accordance with the requirements of the Plan.

"GRANTEE" shall mean an Eligible Person that has received an Award.

"INCENTIVE STOCK OPTION" shall mean a Option that is intended to qualify as an "Incentive stock option" under Code section 422.

"NON-AFFILIATES" shall mean all persons who are not Affiliates.

"NON-EMPLOYEE DIRECTOR" shall have the same meaning as ascribed under Rule 16b-3(b)(3)(i) of the Securities Exchange Act of 1934, as amended.


"$100,000 LIMITATION" shall mean the limitation in which the aggregate fair market value (determined as of the respective date or dates of grant) of the Stock for which one or more Options granted to any person under this Plan (or any other option plan of the Company or any Parent or Subsidiary Corporation) may for the first time be exercisable as Incentive Stock Options during any one calendar year shall not exceed the sum of $100,000.

"OPTIONHOLDER" shall mean an Eligible Person or Eligible Director to whom Options have been granted.

"OPTIONED SHARES" shall be those shares of Stock to be optioned from time to time to any Eligible Person or Directors.

"OPTION PRICE" shall mean the option price per share as specified by the Committee or by the terms of the Plan.

"OPTIONS" shall mean options granted under the Plan to acquire Stock.

"PARENT" OR "PARENT Corporation" shall mean any corporation as defined in
Section 424(e) of the Code, with respect to the Corporation.

"PLAN" shall mean The 1998 Compensatory Stock Plan for the Company.

"SAR" shall mean stock appreciation rights granted pursuant to SECTION 2.4 hereof.

"SERVICE" shall have the meaning set forth in SECTION 2.2(n) hereof.

"STOCK" shall mean shares of the Company's Common Stock, $.00001 par value per share, which may be unissued or treasury shares, as the Board may from time to time determine.

"STOCK AWARDS" shall mean Stock directly granted under the Plan.

"SUBSIDIARY CORPORATION" shall mean any corporation in the unbroken chain of corporations starting with the employer corporation, where, at each link of the chain, the corporation and the link above owns at least 50 percent of the combined voting power of all classes of stock in the corporation below.

EXECUTED as of the 15th day of January, 1998.

                                        Entropin, Inc.



                                        By:   /s/ Higgins D. Bailey
                                             ---------------------------
                                        Name:  Higgins D. Bailey
                                             ---------------------------
                                        Its:    Chairman of the Board
                                             --------------------------

                 U.S. SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                               FORM 10-KSB

[ X ] Annual report under Section 13 or 15(d) of the Securities Exchange Act of 1934 [Fee Required] for the fiscal year ended:
          December 31, 1999
          -----------------

[   ]     Transition report under Section 13 or 15(d) of the Securities
          Exchange Act of 1934 [No Fee Required] for the transition period from ___________ to __________

COMMISSION FILE NUMBER:   33-23693
                       --------------

                             ENTROPIN, INC.
              --------------------------------------------
             (Name of small business issuer in its charter)

          COLORADO                                        84-1090424
-------------------------------                      -------------------
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                       Identification No.)


                           45926 OASIS STREET
                         INDIO, CALIFORNIA 92201
                         -----------------------
           (Address of principal executive offices) (Zip Code)

Issuer's telephone number:  (760) 775-8333
                          ----------------

Securities registered under Section 12(b) of the Act: None

Securities registered under Section 12(g) of the Act:

     TITLE OF EACH CLASS              NAME OF EXCHANGE ON WHICH REGISTERED

       Common Stock                           NASDAQ SmallCap Market

       Warrants to Purchase Common Stock      NASDAQ SmallCap Market


Check whether the issuer (1) filed all reports required to be filed by
Section 13 or 15(d) of the Securities Exchange Act of 1934 during the past 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements
for at least the past 90 days.  Yes   X    No
                                    -----     -----

Check if there is no disclosure of delinquent filers pursuant to Item 405 of Regulation S-B contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [ X ]

Issuer's revenues for its most recent fiscal year:  $-0-
                                                    -------

Aggregate market value of voting stock held by non-affiliates as of March 24, 2000: $43,229,640
Shares of Common Stock, $.001 par value, outstanding as of March 24, 2000:
9,382,280

DOCUMENTS INCORPORATED BY REFERENCE: SEE PART III, ITEM 13-"EXHIBITS, FINANCIAL STATEMENTS AND REPORTS ON FORM 8-K" FOR A LISTING OF DOCUMENTS INCORPORATED BY REFERENCE INTO THIS ANNUAL REPORT ON FORM 10-KSB.

Transitional Small Business Disclosure Format (Check one): Yes   ; No X ;
                                                              ---    ---

                            TABLE OF CONTENTS

PART I


Item 1.   Description of Business. . . . . . . . . . . . . . . . . . . .1

Item 2.   Description of Property. . . . . . . . . . . . . . . . . . . .8

Item 3.   Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . .8

Item 4.   Submission of Matters to a Vote of Security Holders. . . . . .8


PART II

Item 5.   Market Price of the Registrant's Common Stock and Related
          Security Holder Matters. . . . . . . . . . . . . . . . . . . .9

Item 6.   Management's Discussion and Analysis of Financial Condition
          and Plan of Operations . . . . . . . . . . . . . . . . . . . 26

Item 7.   Financial Statements.. . . . . . . . . . . . . . . . . . . . 28

Item 8.   Changes in and Disagreements with Accountants on
          Accounting and Financial Disclosure. . . . . . . . . . . . . 29


PART III

Item 9.   Directors and Executive Officers, Promoters and Control
          Persons; Compliance With Section 16(a) of the Exchange Act.. 29

Item 10.  Executive Compensation . . . . . . . . . . . . . . . . . . . 29

Item 11.  Security Ownership of Certain Beneficial Owners and
          Management.. . . . . . . . . . . . . . . . . . . . . . . . . 29

Item 12.  Certain Relationships and Related Transactions.. . . . . . . 29

Item 13.  Exhibits, Financial Statements and Reports on Form 8-K.. . . 29

                             ENTROPIN, INC.

                              FORM 10-KSB

                                PART I

            SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Some of the statements under "Summary," "Management's Discussion and Analysis of Financial Condition and Plan of Operations," "Business" and elsewhere in this Form 10-KSB and in the Company's periodic filings with the SEC constitute forward-looking statements. These statements involve known and unknown risks, significant uncertainties and other factors which may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

     In some cases, you can identify the forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology.

     Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Moreover, the Company assumes no responsibility for the accuracy and completeness of such statements.


ITEM 1.  DESCRIPTION OF BUSINESS.

BACKGROUND

     We were incorporated in California in 1984 as Entropin, Inc. (old Entropin), and in 1998, completed an agreement and plan of merger with Vanden Capital Group, Inc. We were merged into Vanden, and Vanden changed its name to Entropin, Inc. In conjunction with the merger, Entropin, Inc. became a Colorado corporation.

BUSINESS

     Entropin is a development stage pharmaceutical company that has developed Esterom(R) solution, a topical formulation for the treatment of conditions involving impaired range of motion. Impaired range of motion often accompanies injuries and disorders of the shoulder and lower back, as well as other conditions affecting body joints. Esterom(R) solution is derived from a process involving the chemical breakdown of cocaine into new and different molecules, three of which have been patented by us. We have completed four preclinical animal studies and Phase I and Phase II human clinical trials for Esterom(R) solution. These trials indicated that Esterom(R) solution was well tolerated and did not appear to have any potential for addiction or abuse. Moreover, the range of motion with patients in the Phase II trial suffering from shoulder and lower back conditions was improved significantly when compared with patients receiving a placebo. We began Phase III trials for treatment of impaired range of motion due to shoulder injuries and functionality in November 1999. We expect to complete our Phase III trials and submit a new drug application to the FDA in 2001.

     Esterom(R) solution is derived through a manufacturing process involving hydrolysis and solvolysis of cocaine in a propylene glycol and water solution. Hydrolysis and solvolysis are chemical processes in which a substance reacting with a solvent such as propylene glycol and water solution, is changed into one or more other substances. Through this process, we have identified three new molecules, derivatives of benzoylecgonine, ecgonine and ecgonidine, which form the basis of our formulation of Esterom(R) solution and are claimed under two of our eight United States patents. A third United States patent claims a method for preparing Esterom(R) solution.

REGULATORY HISTORY

     In March 1987, we filed an investigative new drug application with the FDA which incorporated the results of our four pre clinical animal safety studies in which no significant toxicity was noted. Our subsequent human Phase I clinical safety trial for Esterom(R) solution was completed in 1991, and involved 24 healthy male subjects. The results of this trial indicated that Esterom(R) solution was well tolerated and showed no significant toxicity. Based on these results, the FDA allowed us to initiate Phase II clinical efficacy and safety trials in 1992.

     Our Phase II clinical trial, completed in 1994, was designed to determine the safety and efficacy of Esterom(R) solution in patients who had impaired range of motion due to acute lower back strain, acute painful shoulder or the removal of a cast. The Phase II clinical trial involved 97 patients, each of whom received two topical applications of Esterom(R) solution or placebo, with the second treatment applied 24 hours after the first. The results of the trial showed that Esterom(R) solution provided statistically significant improved range of motion in both back and shoulder conditions which was sustained for at least seven days. There was no clinically observed local anesthetic or analgesic effect. The range of motion for each condition was measured by the number of degrees to which the subject could move the affected part in one direction or another. The results for patients who had impaired range of motion resulting from cast removal were inconclusive and we did not pursue this indication further.

     In 1996, we submitted our Phase III Protocol to the FDA, and a revised Phase III Protocol in 1999. Our Phase III studies will include two trials in multiple clinical study centers in differing geographic areas of the U.S. The trials will be double-blind and placebo-controlled in which neither patient nor doctor will know whether the patient receives Esterom(R) solution or placebo.

     We began the first Phase III trial in November 1999 and we expect to begin the second trial later in the year 2000. In each of the two studies 300 patients will be enrolled for a total of 600 patients. Of the 300 patients in each study, 100 will receive single strength Esterom(R) solution, 100 double strength, and 100 placebo. The second trial has a longer patient follow-up period than the first trial.

       Our Phase III trials will test Esterom(R) solution for improved range of motion and functionality associated solely with shoulder injuries. Functionality involves a patient's ability to perform everyday functions, such as hair combing or removing a pullover sweater. Subsequently, we intend to seek FDA approval for treatment by Esterom(R) solution of lower back sprain.

OUTSOURCING

     In January 1997, we entered into an agreement with Mallinckrodt, Inc. to supply and manufacture Esterom(R) solution. Mallinckrodt, Inc., is the only company authorized by the Drug Enforcement Agency (DEA) to provide cocaine for medical and research purposes. Due to federal restrictions, Esterom(R) solution cannot be manufactured outside of the United States for sale in the United States. Due to DEA licensing requirements, Mallinckrodt is our sole source for cocaine and for producing Esterom(R) solution. In addition, our agreement with Mallinckrodt provides that it will comply with the Good Manufacturing Practices imposed by the FDA through its facilities inspection program. In exchange for the services, Mallinckrodt was granted the right to be our exclusive supplier in North America and a right of first refusal to be our exclusive world-wide supplier.

     In April 1998, we entered into an agreement with Western Center for Clinical Studies (Western), to assist us in administering the clinical trials necessary for obtaining FDA approval of Esterom(R) solution. Daniel
L. Azarnoff, M.D., a director of Entropin, is a director of Western.

     In August 1999, we entered into an agreement with Therapeutic Management, Inc., a clinical research organization, to provide comprehensive clinical trial management and monitor our first of two Phase III clinical trials for Esterom(R) solution.

     In November 1999, we entered into an agreement with Western to perform and assume our obligations under our agreement with Therapeutic Management for compliance with FDA regulations.

     We do not intend to establish our own direct sales force to market Esterom(R) solution. Instead, we are actively pursuing strategic relationships with pharmaceutical companies to whom we can outsource the marketing of Esterom(R) solution.

PATENTS

     We hold eight U. S. patents issued between 1984 and 1998 with expiration dates ranging from September 2001 to June 2014. These patents include two material composition patents covering the molecules contained in Esterom(R) solution that expire in 2012 and 2013. Our three initial patents were based on methods of treatment of rheumatoid arthritis using benzoylecgonine and related compounds. Our five subsequent patents include compound, composition and method claims involving derivatives of the compounds represented in the earlier patents. Since the formula for Esterom(R) solution contains the derivatives protected by certain of the subsequent patents, the expiration of the earlier patents in 2001 and 2002
will not permit a replication of Esterom(R) solution by a competitor.   We
believe that some of the patents to which we have rights may be eligible for extensions of up to five years.

     In December 1993 we filed an International Patent Application under the Patent Cooperation Treaty claiming compounds present in the Esterom(R) formulation from which eight separate patent applications were derived -- Australia, Canada, Europe, Hungary, Japan, New Zealand, Norway and Poland. In addition, we have filed patent applications in China, Israel, Mexico, South Africa and Taiwan. From these foreign applications, nine patents have been issued to date.

GOVERNMENT REGULATION

     The research, development, testing, manufacturing, promotion, marketing and distribution of drug products are extensively regulated by government authorities in the United States and other countries. Drugs are subject to rigorous regulation by the FDA in the United States and similar regulatory bodies in other countries. The steps ordinarily required before a new drug may be marketed in the United States, which are similar to steps required in most other countries, include:

     * Preclinical safety studies in animals and formulation studies and the submission to the FDA of an Investigational New Drug (IND) application for a new drug;

     * Adequate and well-controlled clinical trials to establish the safety and efficacy of the drug for each medical indication;

     *    The submission of a New Drug Application (NDA) to the FDA; and,

     *    FDA review and approval of the NDA.

     Preclinical animal tests include laboratory evaluation of product chemistry, stability, pharmaceutical properties and formulation, as well as studies to prove the product is safe in animals. The results of preclinical testing are submitted to the FDA as part of an NDA. The FDA may halt proposed or ongoing clinical trials until it allows the trials to continue under specified terms.

     Clinical trials to support new drug applications are typically conducted in three sequential phases. During Phase I safety studies, the initial introduction of the drug on healthy human subjects, the drug is tested to assess how the drug is handled in the body and the level of drugs in the body over time, as well as side effects associated with increasing doses.

     Phase II usually involves studies in a limited patient population to:

     - assess the efficacy of the drug in specific, targeted indications;

     - assess dosage tolerance and optimal dosage; and/or

     - identify possible adverse effects and safety risks.

     If a compound is found to be potentially effective and to have an acceptable safety profile in Phase II evaluations, Phase III trials (also called pivotal studies, major studies or advanced clinical trials) are undertaken to further demonstrate clinical efficacy and to further test for safety of the product within an expanded patient population at geographically dispersed clinical study sites.

     After successful completion of the required clinical testing, the NDA is generally submitted. The FDA may request additional information before accepting the NDA for filing, in which case the application must be resubmitted with the additional information. Once the submission has been accepted for filing, the FDA has 180 days to review the application and respond to the applicant. The review process is often significantly extended by FDA requests for additional information or clarification. The FDA may refer the new drug application to an appropriate advisory committee for review, evaluation and recommendation as to whether the application should be approved, but the FDA is not bound by the recommendation of an advisory committee.

     If FDA evaluations of the new drug application and the manufacturing facilities are favorable, the FDA may issue either an approval letter or an approvable letter. An approvable letter will usually contain a number of conditions that must be met in order to secure final approval of the new drug application and authorization of commercial marketing of the drug for certain indications. The FDA may refuse to approve the new drug application or issue a not approvable letter, outlining the deficiencies in the submission and often requiring additional testing or information.

     The manufacturers of approved products and their manufacturing facilities are subject to continual review and periodic inspections. Because we intend to contract with third parties for manufacturing our product, our control of compliance with FDA requirements will be more complicated. In addition, identification of certain side effects or the occurrence of manufacturing problems after any of our drugs are on the market could cause subsequent withdrawal of approval, reformulation of the drug, additional clinical trials, and changes in labeling of the product.

     Outside the United States, our ability to market our products will also be contingent upon receiving marketing authorizations from the appropriate regulatory authorities. The foreign regulatory approval process includes all of the risks associated with the FDA approval set forth above. The requirements governing the conduct of clinical trials and marketing authorization vary widely from country to country. At present, foreign marketing authorizations are applied at a national level, although within Europe procedures are available to companies wishing to market a product in more than one European Union, or EU, member state.

     Under a new regulatory system in the EU, marketing authorizations may be submitted at either a centralized, a decentralized or a national level. The centralized procedure is mandatory for the approval of biotechnology products and high technology products and available at the applicant's option for other products. The centralized procedure provides for the grant of a single marketing authorization that is valid in all EU member states. The decentralized procedure is available for all medicinal products that are not subject to the centralized procedure. The decentralized procedure provides for mutual recognition of national approval decisions, changes existing procedures for national approval decisions and establishes procedures for coordinated EU actions on products, suspensions and withdrawals. Under this procedure, the holder of a national marketing authorization for which mutual recognition is sought may submit an application to one or more EU member states, certify that the dossier is identical to that on which the first approval was based or explain any differences and certify that identical dossiers are being submitted to all member states for which recognition is sought. Within 90 days of receiving the application and assessment report, each EU member state must decide whether to recognize approval. The procedure encourages member states to work with applicants and other regulatory authorities to resolve disputes concerning mutual recognition. Lack of objection of a given country within 90 days automatically results in approval of the EU country.

     We will choose the appropriate route of European regulatory filing to accomplish the most rapid regulatory approvals. However, the regulatory strategy may not secure regulatory approvals or approvals of the chosen product indications. We intend to contract with an experienced third party to assist with our European clinical development and regulatory approvals.

DEA STATUS

     The DEA has designated Esterom(R) solution as a Schedule II controlled substance. The manufacture, storage, shipment and use of a Schedule II controlled substance is subject to costly and burdensome regulations. We have submitted a petition to the DEA to delist Esterom(R) solution as a
Schedule II substance based on the data obtained in Phase I and II clinical studies in human beings which indicated that Esterom(R) solution showed no effects on the cardiovascular system and did not appear to cross the blood-brain barrier. The petition is currently under review by the U.S. Attorney General's office and the FDA. We do not expect a decision unless and until Esterom(R) solution is approved for marketing by the FDA.

PRODUCT LIABILITY INSURANCE

     Sales of Esterom(R) solution entails risk of product liability claims. Medical testing has historically been litigious, and we face financial exposure to product liability claims in the event that use of Esterom(R) solution results in personal injury. We also face the possibility that defects in the manufacture of Esterom(R) solution might necessitate a product recall. There can be no assurance that we will not experience losses due to product liability claims or recalls in the future. We anticipate purchasing product liability insurance in reasonable and customary amounts when we begin to sell Esterom(R) solution. Such insurance can be expensive, difficult to obtain and may not be available in the future at a reasonable cost or in sufficient amounts to protect us against losses due to liability. An inability to maintain insurance at an acceptable cost or to otherwise protect against potential product liability could prevent or inhibit our commercialization of Esterom(R) solution. Moreover, a product liability claim in excess of relevant insurance coverage or product recall could have a material adverse effect on our business, financial condition and results of operations.

ROYALTY COMMITMENTS

     In connection with our acquisition of the rights to the three original patents for Esterom(R) solution from non-affiliated parties, we agreed to pay a royalty of approximately 1% of amounts paid to us from the sale of Esterom(R) solution. We have agreed to pay a minimum royalty from actual sales consisting of a front end payment of $40,000 and quarterly payments of $3,572 which has been accruing from December 1, 1989, less a credit to us for 50% of patent expenses we incur.

COMPETITION

     To our knowledge, there are no products on the market which treat impaired range of motion associated with injuries and disorders of the shoulder and lower back. For these conditions, physicians often prescribe steroidal drugs, non-steroidal anti-inflammatory drugs, pain relievers, and muscle relaxants. While these products reduce discomfort, they generally do not address impaired range of motion.

     The pharmaceutical industry is characterized by intense competition and is subject to rapid and significant technological change. Rapid technological development may cause Esterom(R) solution and any other products we develop to become obsolete before we can recoup all or any portion of our development expenses. Our competitors include major pharmaceutical companies, biotechnology firms, universities and other research institutions, both in the United States and abroad, which are actively engaged in research and development of products in the therapeutic areas being pursued by us. Most of our competitors have substantially greater financial, technical, manufacturing, marketing and human resource capabilities than us. In addition, many of our competitors have significantly greater experience in testing new or improved therapeutic products and obtaining regulatory approvals of products. Accordingly, our competitors may succeed in obtaining regulatory approval for their products more rapidly than we are able to obtain approval for Esterom(R) solution. If we commence significant commercial sales of our products, we will also be competing with respect to manufacturing efficiencies and marketing capabilities, areas in which we have no experience.

EMPLOYEES

     We have one full-time executive officer, Thomas G. Tachovsky, our President and Chief Executive Officer and one full-time administrative employee. We have three part-time executive officers, Higgins D. Bailey, Chairman of the Board and Secretary, Donald Hunter, Vice Chairman of the
Board, and Wellington Ewen, Chief Financial Officer. We are actively seeking a qualified individual to serve as a full-time Chief Financial Officer.

ITEM 2.  DESCRIPTION OF PROPERTY.

     We sublease 800 square feet of office space in Indio, California from one of our principal stockholders, Thomas T. Anderson, for a monthly rent of $800 on a month to month basis. We believe the lease is at or below market price for comparable office space. In the future, we may lease separate office space for our corporate headquarters in Indio, California and terminate our current lease.

ITEM 3.  LEGAL PROCEEDINGS.

     The Company is not a party to any legal proceedings which management believes to be material, and there are no such proceedings which are known to be contemplated for which the Company anticipates a material risk of loss.


ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

     No matters were submitted to a vote of security holders during the fourth quarter of the fiscal year ended December 31, 1999.

                                 PART II

ITEM 5. MARKET PRICE OF THE REGISTRANT'S COMMON STOCK AND RELATED SECURITY HOLDER MATTERS.

     PRICE RANGE OF OUR COMMON STOCK

     From February 25, 1998 until March 13, 2000, our common stock traded on the NASD OTC Bulletin Board under the trading symbol "ETOP". Since March 14, 2000 our common stock has been traded on the NASDAQ SmallCap Market under the trading symbol "ETOP". The following table sets forth the high and low bid prices for the common stock for the quarters indicated. Prices reflect bids posted by market makers and may not necessarily reflect actual transactions.


Year ended December 31, 1998          High Bid         Low Bid
----------------------------          --------         -------

     First Quarter                     $3.375           $3.00

     Second Quarter                    $7.875           $3.25

     Third Quarter                     $7.50            $3.50

     Fourth Quarter                    $4.75            $3.375

Year ended December 31, 1999
----------------------------

     First Quarter                     $6.125           $3.00

     Second Quarter                    $7.6875          $5.875

     Third Quarter                     $6.3125          $5.1875

     Fourth Quarter                    $6.875           $4.00

Year ended December 31, 2000
----------------------------

     First Quarter
      (through March 24, 2000)         $11.00           $6.75

     On March 24, 2000, the closing bid price of the common stock on the NASDAQ SmallCap Market was $7.25 per share.

     PRICE RANGE OF OUR WARRANTS

     Since March 14, 2000, our warrants have been traded on the NASDAQ SmallCap Market under the trading symbol "ETOPW". The following table sets forth the high and low bid prices for the common stock for the quarter indicated. Prices reflect bids posted by market makers and may not necessarily reflect actual transactions.


Year ended December 31, 2000          High Bid         Low Bid
----------------------------          --------         -------

     First Quarter
      (through March 24, 2000)         $3.1875          $2.3125


     On March 24, 2000, the closing bid price of the warrants on the NASD SmallCap Market was $2.375 per warrant.

HOLDERS

     As of March 24, 2000 there were approximately 412 holders of record of our common stock.

DIVIDENDS

     The payment of dividends by the Company is within the discretion of its Board of Directors and depends in part upon the Company's earnings, capital requirements, debt covenants and financial condition. We have never declared or paid dividends on our common stock and do not intend to pay dividends on our common stock in the foreseeable future. Instead, we will retain any earnings to finance the expansion of our business and for general corporate purposes. We are obligated to pay dividends on our Series B preferred stock, although we may elect to pay the dividends on the Series B preferred stock in shares of our common stock. As of December 31, 1999, we have issued 24,550 shares of common stock as dividends on our Series B preferred stock. Our Series A preferred stock is redeemable, 8% non-cumulative non-voting preferred stock which is only redeemable from 20% of annual "Earnings", but not to exceed "Net Cash Flow from Operating Activities" as those terms are defined under GAAP. The Series A preferred stock will be automatically canceled on January 16, 2005, if not fully redeemed within that time period.

RECENT SALES OF UNREGISTERED SECURITIES

     During the reporting period, the Registrant issued securities to the following persons for the cash or other consideration indicated in transactions that were not registered under the 1933 Act.

                                   I.

     In September 1998, the Registrant granted options to purchase an aggregate of 295,000 shares of the Registrant's common stock at an exercise price of $4.00 per share for five years to its Executive Management as follows: Donald Hunter 120,000 shares; Higgins D. Bailey 55,000 shares, and Dewey H. Crim 120,000 shares. The shares are fully vested as to Messrs. Hunter and Bailey. Mr. Crim resigned from Executive Management and 100,000 of his shares are vested. The Registrant subsequently granted additional options on the same terms to Messrs. Hunter and Bailey, its Executive Management, as follows: 2,500 shares each in February 1999; 5,000 shares per month each for the period March through June 1999; and 15,000 shares per month each for the period July through November 1999. The Registrant claims the exemption from registration provided by Section 4(2) of the 1933 Act for this transaction. No broker/dealers were involved in the sale and no commissions were paid. The option certificates were impressed with a restrictive legend advising that the shares represented by the certificate may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established.

                                   II.

     In March 1999, the Registrant entered into an agreement with J. Paul Consulting Corporation (JPC). As partial consideration for JPC's services under the agreement, the Registrant issued JPC an option to purchase 175,000 shares of the Registrant's common stock, exercisable at $3.00 per share. The option would become exercisable the earlier of January 1, 2000, or when the shares become registered. The exercise period is five years from the date the shares become freely tradeable. The issuance of the option to JPC was made in reliance upon the exemption from registration provided by Section 4(2) of the 1933 Act. No broker/dealers were involved in the sale and no commissions were paid. JPC represented that they acquired the option for investment and not with a view to distribution.

                                  III.

     In March 1999, the Registrant entered into an agreement with GJM Trading Partners, Ltd.(GJM). As partial consideration for GJM's services under the agreement, the Registrant issued GJM an option to purchase 125,000 shares of the Registrant's common stock, exercisable at $3.00 per share. The option would become exercisable the earlier of January 1, 2000, or when the shares become registered. The exercise period is five years from the date the shares become freely tradeable. The issuance of the option to GJM was made in reliance upon the exemption from registration provided by Section 4(2) of the 1933 Act. No broker/dealers were involved in the sale and no commissions were paid. GJM represented that they acquired the option for investment and not with a view to distribution.

                                   IV.

     In March 1999, the Registrant entered into an agreement with Transition Partners, Limited (TPL). The agreement terminated in July 1999. As part of the termination, TPL surrendered for cancellation a previously issued warrant to acquire 300,000 shares of the Registrant's common stock at $4.50 per share for five years, in exchange for a warrant to purchase 50,000 shares of the Registrant's common stock at $4.00 per share. The issuance of the warrant to TPL was made in reliance upon the exemption from registration provided by Section 4(2) of the 1933 Act. No broker/dealers were involved in the sale and no commissions were paid. TPL represented that they acquired the option for investment and not with a view to distribution.

                                   V.

     In March 1999, the Registrant entered into an agreement with Grayson
& Associates, Inc. (G&A). As partial consideration for G&A's services under the agreement, the Registrant issued G&A a warrant to purchase up to 300,000 shares of the Registrant's common stock at $3.00 per share, provided however, if the average of the closing bid/ask price for the Registrant's common stock for the 20 consecutive trading days prior to March 30, 2000 is less than $3.00 per share, the exercise price for the first 100,000 shares represented by the warrant will be adjusted down to reflect a 25% discount from the average of the closing bid/ask price for such period, exercisable as follows: 100,000 shares exercisable immediately; an additional 100,000 shares shall become exercisable provided that the Registrant has received $2 million in funding on or before May 15, 1999; and, the remaining 100,000 shares shall become exercisable provided that the Registrant has received an additional $4 million in funding on or before August 31, 1999, subject to ratable reductions to the extent that any of the funding is not attributable to G&A. The warrant expires March 22, 2004. The issuance of the warrant to G&A was made in reliance upon the exemption from registration provided by Section 4(2) of the 1933 Act. No broker/dealers were involved in the sale and no commissions were paid. G&A represented that they acquired the option for investment and not with a view to distribution. As of August 31, 1999, G&A has performed no services on behalf of the Registrant and the Registrant disputes any obligation under the warrant agreement.

                                   VI.

     In March 1999, the Registrant conducted a private offering of its 10% 90-Day Promissory Notes, as amended (Note), convertible at the election of the note holders into shares of the Registrant's common stock, at $2.00 per share, to the following:

    Name                                Consideration     No. of Warrants*
    ----                                -------------     ---------------

    J. Paul Consulting Corporation           $60,000            210,000

    James Toot                               $30,000            105,000

    Claudia McAdam                           $15,000             52,500

    GJM Trading Partners, Ltd.               $15,000             52,500

    Great Expectations Family L.P.           $30,000            105,000

    Bateman Dynasty                          $30,000            105,000

    Cambridge Holdings, Ltd.                 $15,000             52,500

    Underwood Family Partners                 $5,000             17,500
                                              ------             ------
         Total                              $200,000            700,000
                                            ========            =======

     * Three and one-half warrants for each $1 of Promissory Notes purchased, exercisable over a five year period from the date the shares become freely tradeable at $3.00 per share.

     The offers and sales set forth above were made in reliance upon the exemption from registration provided by Section 4(2) of the 1933 Act and/or Regulation D and Rule 506 adopted thereunder. Based upon information known to the Registrant, and representations made by each of the purchasers, the Registrant believes that all of the purchasers were Accredited Investors as that term is defined in Rule 501 of Regulation D. No broker/dealers were involved in the sale and no commissions were paid. All of such purchasers represented that they purchased the securities for investment, and all Notes and warrants issued to the purchasers were impressed with a restrictive legend advising that the Notes and warrants may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established.

                                  VII.

In April 1999, the Registrant issued the following shares of Registrant's common stock at $2.00 per share, in exchange for the surrender of its 10% 90-Day Convertible Promissory Notes, as amended (Notes), and the unpaid accrued interest on such Notes:

                                     Principal Amount of Note
                                     ------------------------
Name                                      plus Interest     No. of Shares
----                                     --------------     -------------


J. Paul Consulting Corporation               $60,500             30,250

James Toot                                   $30,250             15,125

Claudia McAdam                               $15,124              7,562

GJM Trading Partners, Ltd.                   $15,124              7,562

Great Expectations Family L.P.               $30,250             15,125

Bateman Dynasty                              $30,250             15,125

                                     Principal Amount of Note
                                     ------------------------
Name                                      plus Interest     No. of Shares
----                                     --------------     -------------

Cambridge Holdings, Ltd.                     $15,124              7,562

Underwood Family Partners                     $5,040              2,520
                                              ------              -----

     Total                                  $201,662            100,831
                                             =======            =======

     The offers and sales set forth above were made in reliance upon the exemption from registration provided by Section 4(2) of the 1933 Act and/or Regulation D and Rule 506 adopted thereunder. Based upon information known to the Registrant, and representations made by each of the purchasers, the Registrant believes that all of the purchasers were Accredited Investors as that term is defined in Rule 501 of Regulation D. No broker/dealers were involved in the sale and no commissions were paid. All of such purchasers represented that they purchased the securities for investment, and all certificates issued to the purchasers were impressed with a restrictive legend advising that the shares represented by the certificates may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established. Stop transfer instructions have been placed against the transfer of these certificates by the Registrant's Transfer Agent.

                                  VIII.

                      April 1999 Private Placement
                      ----------------------------

Name                                      Consideration     No. of Shares
----                                      -------------     -------------

Deloras Decker Hunter, Trustee               $50,000             25,000

W. Douglas Moreland                          $40,000             20,000

L. Michael Underwood                         $15,000              7,500

Gladys F. Decker, Trustee                    $23,000             11,500

Paul C. and Carol A. Rivello                 $14,000              7,000

Max Gould                                    $15,000              7,500

John J. Turk, Jr.                            $10,000              5,000

Myron A. Leon                                $20,000             10,000

Michael J. Kirby                             $10,000              5,000

Kenton Roy Holden IRA                        $10,000              5,000

Name                                      Consideration     No. of Shares
----                                      -------------     -------------

Inverness Investment Profit Sharing Plan     $15,000              7,500

Bleu Ridge Consultants Profit                $10,000              5,000

Danny Yu Defined Benefit Pension Plan        $18,000              9,000

Gulfstream Financial Partners, LLC           $15,000              7,500

Frank J. Kostro                              $15,000              7,500

Samuel F. Trussell                           $20,000             10,000

David M. Chapman                             $20,000             10,000

Richard F. and Barbara A. Vandresser         $10,000              5,000

Charles C. Bruner                             $6,500              3,250

Anthony B. Petrelli                           $6,500              3,250

Eugene L. Neidiger                            $7,000              3,500

Heather Evans                                 $2,000              1,000

Steve Schulz Defined Benefit Trust           $25,000             12,500

Nancy Nita Macy, Trustee                     $40,000             20,000

William E. Ambrose                           $10,000              5,000

C. Richard and Johanna W. Harrison           $10,000              5,000

Business Development Corporation             $10,000              5,000

Nanna B. Schov Custodian for
Davie Mork and Andreas B. Mork                $8,000              4,000

Barry A. Bates                               $15,000              7,500

Thomas A. Forti, DDS                         $25,000             12,500

Brad Rhodes                                  $10,000              5,000

Ronald Glosser                               $20,000             10,000

Brian P. and Cheri Bertelsen                 $10,000              5,000

Jeanette Y. Mihaly                           $10,000              5,000

Benedetto Casale                             $20,000             10,000

Name                                      Consideration     No. of Shares
----                                      -------------     -------------

Colin David Rickson                          $10,000              5,000

Arthur Kassoff                               $16,000              8,000

Michael O'Hare                               $10,000              5,000

Arianne Nemelka                              $30,000             15,000

Boulder Family Partnership, Ltd.             $50,000             25,000

Carla Johnson                                $10,000              5,000

Patrick N. Kephart                            $5,000              2,500

Dale Duncan                                  $15,000              7,500

Len Rothstein                                $15,000              7,500

Abdallah E. Ghusn                            $12,000              6,000

Leona Connelly                               $10,000              5,000

Albert W. White                              $10,000              5,000

David L. Gertz                               $10,000              5,000

Gregory Pusey                                $10,000              5,000

Jill Pusey, Custodian for
Jacqueline Pusey                              $5,000              2,500

Jill Pusey, Custodian for
Christopher Pusey                             $5,000              2,500

Cambridge Holdings, Ltd.                     $50,000             25,000

Arthur Marsh Lavenue                          10,000              5,000

Paul Ernst                                    30,000             15,000

Sharon M. McDonald                            30,000             15,000

Douglas L. Ray                                 8,000              4,000

Scott Deitler                                 10,000              5,000

Michael P. Noonan                             15,000              7,500

Russell L. Davis Profit Sharing Plan          20,000             10,000

Cardiovascular Associates, PC
FBO L. Lockspeiser, M.D.                      10,000              5,000

Name                                      Consideration     No. of Shares
----                                      -------------     -------------

Charles Kirby                                 24,000             12,000
                                              ------             ------

TOTAL                                       $995,000            497,500
                                             =======            =======


     The offers and sales set forth above were made in reliance upon the exemption from registration provided by Section 4(2) of the 1933 Act and/or Regulation D and Rule 506 adopted thereunder. Based upon information known to the Registrant, and representations made by each of the purchasers, the Registrant believes that all of the purchasers were Accredited Investors as that term is defined in Rule 501 of Regulation D. No broker/dealers were involved in the sale and no commissions were paid. All of such purchasers represented that they purchased the securities for investment, and all certificates issued to the purchasers were impressed with a restrictive legend advising that the shares represented by the certificates may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established. Stop transfer instructions have been placed against the transfer of these certificates by the Registrant's Transfer Agent.

                                   IX.

     In May 1999, a consultant to the Registrant exercised options for an aggregate of 8,000 shares of the Registrant's common stock at $4.00 per share. The Registrant claims the exemption from registration provided by
Section 4(2) of the 1933 Act. The certificate issued to the consultant was impressed with a restrictive legend advising that the shares represented by certificate may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established. No brokers or dealers received compensation in connection with the sale of these shares.

                                   X.

                       June 1999 Private Placement
                       ---------------------------

Name                                      Consideration     No. of Shares
----                                      -------------     -------------

Torben Maersk                               $ 10,000              2,500

James M. Love                                 50,000             12,500

Al-Houda Hotels & Tourism                    150,000             37,500

Concorde Bank Limited                         50,000             12,500

Bobzin Dieter                                 40,000             10,000

Name                                      Consideration     No. of Shares
----                                      -------------     -------------

Carlos Goncalves                              50,000             12,500

Tectron-Industria de Productos               100,000             25,000
Electronicos, LDA

Jean Paul Desbrueres                          30,000              7,500

Wilhelm Giersten                              20,000              5,000

Dany Noujeim                                   2,000                500

Goran Gustafson                               10,000              2,500

Lars Kellman                                  10,000              2,500

Gert Kristensson                              20,000              5,000

Sune Persson                                  20,000              5,000

Johanna Brassert                              25,000              6,250

Asuno, Inc.                                  300,000             75,000

Henri Jacob                                   26,000              6,500

Sylvie Lapidouse                              40,000             10,000

Ernst Schneider                               50,000             12,500

Kurt Marty                                    25,000              6,250

Helaba Schweiz                                45,000             11,250

Jean-Pierre Delaloye                          24,000              6,000

Coutts Bank LTD                               24,000              6,000

Etoile Limited                                24,000              6,000

Fondation Brigar                              24,000              6,000

Galba Anstalt                                 50,000             12,500
                                              ------             ------

TOTAL                                     $1,219,000            304,750
                                          ==========            =======

     The Company claims the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D adopted thereunder for the transactions described above. All of the purchasers were either known to the Registrant, or were referred to the Registrant by a consultant to the Company. Based upon the written representations made by the purchasers and other information known to the Registrant, the Registrant believes all of the purchasers were Accredited Investors as that term is defined in Rule 501 of Regulation D. All purchasers represented that they purchased the securities for investment, and all certificates issued to the purchasers were impressed with a restrictive legend advising that the shares represented by certificates may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established. Stop transfer instructions have been placed against the transfer of these certificates by the Registrant's Transfer Agent. No brokers or dealers received compensation in connection with the sale of these shares.

                                   XI.

     In June 1999, the Registrant granted options to acquire 20,000 shares of the Registrant's common stock to Wellington Ewen, the Registrant's Chief Financial Officer, at an exercise price of $4.00 per share for five years from the dates the options become exercisable. The shares shall vest ratably over a 12 month period from date of grant. The Registrant claims the exemption from registration provided by Section 4(2) of the 1933 Act for this transaction. No broker/dealers were involved in the sale and no commissions were paid. The option certificate was impressed with a restrictive legend advising that the shares represented by the certificate may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established.

                                  XII.

     In June 1999, the Registrant granted options to acquire 60,000 shares of the Registrant's common stock to Wendy Rieder, a consultant of the Registrant, at an exercise price of $5.00 per share for five years from the date the options become exercisable. The shares vest as follows: 20,000 shares as of May 1, 2000, with the remaining shares vesting on a pro rata basis monthly through May 1, 2002. The Registrant claims the exemption from registration provided by Section 4(2) of the 1933 Act for this transaction. No broker/dealers were involved in the sale and no commissions were paid. The option certificate was impressed with a restrictive legend advising that the shares represented by the certificate may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established.

                                  XIII.

     In June 1999, the Registrant granted options to acquire 60,000 shares of the Registrant's common stock to LMU & Company, a consultant of the Registrant. The options are exercisable at $3.00 per share for nine years and vest as to 20,000 shares covered hereby on February 1, 1999.
Thereafter, this Option shall vest as to the remaining 40,000 shares covered hereby on a pro rata basis monthly commencing March 1, 1999, and ending February 1, 2001. The Registrant claims the exemption from registration provided by Section 4(2) of the 1933 Act for this transaction. No broker/dealers were involved in the sale and no commissions were paid.
The option certificate was impressed with a restrictive legend advising that the shares represented by the certificate may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established.

                                  XIV.

     In July 1999, the Registrant issued an aggregate of 24,550 shares of its common stock to the holders of the Registrant's Series B Preferred Stock as a dividend, valued at $5.00 per share. The issuance of the dividend shares was exempt from registration in that there was no sale of the shares by the Registrant. Each holder of the Registrant's Series B Preferred Stock represented that he received the shares for investment and not with a view to distribution. All certificates were endorsed with a legend restricting the sale or transfer of the securities except in accordance with federal securities laws. Stop transfer instructions have been placed against the transfer of these certificates by the Registrant's Transfer Agent.

                                   XV.

     In July 1999, a consultant to the Registrant exercised options for an aggregate of 12,000 shares of the Registrant's common stock at $4.00 per share. The Registrant claims the exemption from registration provided by
Section 4(2) of the 1933 Act. The certificate issued to the consultant was impressed with a restrictive legend advising that the shares represented by certificate may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established. No brokers or dealers received compensation in connection with the sale of these shares.

                                  XVI.

     In July 1999, the Registrant granted options to acquire 60,000 shares of the Registrant's common stock to LMU & Company, a consultant of the Registrant. The options are exercisable at $4.00 per share for five years from the dates they become exercisable and vest as follows: 20,000 shares at August 5, 1999, and the remaining 40,000 shares ratably over a four month period through December 5, 1999. The Registrant claims the exemption from registration provided by Section 4(2) of the 1933 Act for this transaction. No broker/dealers were involved in the sale and no commissions were paid. The option certificate was impressed with a restrictive legend advising that the shares represented by the certificate may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established.

                                  XVII.

     In July 1999, the Registrant granted performance bonus options to purchase 120,000 shares of the Registrant's common stock to each of the following executive officers of the Registrants: Higgins D. Bailey and Donald Hunter. The options are fully vested upon grant and exercisable at $4.00 per share for five years. The Registrant claims the exemption from registration provided by Section 4(2) of the 1933 Act for this transaction. No broker/dealers were involved in the sale and no commissions were paid. The option certificate was impressed with a restrictive legend advising that the shares represented by the certificate may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established.

                                 XVIII.

     In September 1999, the Registrant granted an option to purchase 23,500 shares of the Registrant's common stock to CCRI, a consultant of the Registrant at an exercise price of $4.00 per share. The options are exercisable at any time within five years of the grant date and are fully vested. The Registrant claims the exemption from registration provided by
Section 4(2) of the 1933 Act for this transaction. No broker/dealers were involved in the sale and no commissions were paid. The option certificate was impressed with a restrictive legend advising that the shares represented by the certificate may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established.

                                  XIX.

                    September 1999 Private Placement
                    --------------------------------


Name                                      Consideration     No. of Shares
----                                      -------------     -------------

Metz Family Trust                             $4,000              1,000
John R. Metz and Theresa G. Metz, TTEE

Sunbelt Holdings, Inc.                        60,000             15,000
Dennis D. French

MRI, Inc.                                     20,000              5,000
Profit Sharing Plan
Dennis D. French

Barry Seidman                                100,000             25,000

James G. Stevens                              20,000              5,000
Jana C. Stevens

Edward Jones Custodian FBO                     2,000                500
Sharon Witaker Roth IRA

Edward Jones, Custodian FBO                   10,200              2,550
Ernest Handelin Roth IRA

Edward Jones, Custodian FBO                    6,000              1,500
Carl Hendelin Roth IRA

Name                                      Consideration     No. of Shares
----                                      -------------     -------------

Edward Jones, Custodian FBO                    5,800              1,450
Kathleen Rounds Roth IRA

Edward Jones,Custodian FBO                     5,800              1,450
Gary Handelin Roth IRA

Edward Jones, Custodian FBO                    9,800              2,450
Alan E. Handelin Roth IRA

Leslie Rounds and Kathleen Rounds              4,000              1,000
Husband and Wife, JT

Ralph L. Fuentes and Diana C. Fuentes          3,000                750
Husband and Wife, Community Property

Alan E. Handelin                               4,000              1,000

Ernest E. Handelin                            73,000             18,250

Joseph P. Sperty                               8,000              2,000
Karen H. Sperty

David M. Chapman                              20,000              5,000

Danny Yu Defined Benefit Pension Plan         50,000             12,500

Russell L. Davis, Trustee of the              20,000              5,000
Davis Family Trust

Russell L. Davis, Trustee FBO                 20,000              5,000
Russell L. Davis Attorney at Law
Profit Sharing Plan

Sylvia E. Davis, Trustee                      20,000              5,000
Of the Sylvia E. Davis Trust

Danny Yu and Nancy Yu, Trustees               20,000              5,000
Yu Family Living Trust

Audrey Spangenberg                            20,000              5,000

William H. Golod                               8,000              2,000
Marsha B. Golod

Samuel F. Trussell                            20,000              5,000

Name                                      Consideration     No. of Shares
----                                      -------------     -------------

John and Donna Bruce 1996 Living Trust         5,000              1,250

Anders Johnson                                 2,000                500

Mikael E. Ibsen                                8,000              2,000

Mohamed Ali Khawas                            30,000              7,500
Malisco Switch Great Ind.

Torben Maersk                                 10,000              2,500

ATO Ram 2 Ltd.                               100,000             25,000

ATO Ram 2 Ltd.                               150,000             37,500

Staffan Lindskog                               1,000                250

Tawfig S. Mohammed                            20,000              5,000

Wilheim Giersten                              60,000             15,000

Dany Novjeim                                   2,000                500

Goram Gustafsson                              10,000              2,500

Edouard Rabbat                                 2,000                500
Riyadh Exhibitions Co. Ltd.

Salah Abdullah Dashti                         50,000             12,500

Michael C. Saunders                            6,000              1,500

Jean Paul Desbrueres                          20,000              5,000

Mohammed Al-Nussif                             1,200                300

Mahmound Mohammed Abileh                     200,000             50,000

Amir Salim Huneidi                           100,000             25,000

Henrik Boyander                                4,000              1,000

Raghib Zuberi                                  5,000              1,250
Yamama-Al-Kuwait

Steen Thomsen                                  4,000              1,000

Carlos Goncalves                              50,000             12,500

Name                                      Consideration     No. of Shares
----                                      -------------     -------------

Robert and Joanne Penner, Trustees            20,000              5,000
of the Penner Family Trust

Anders Jonson                                  2,000                500

Thomas M. Lyvers, Sr.                         10,000              2,500
Brenda R. Lyvers

Charles Kirby                                 50,000             12,500

Heather M. Evans                              10,000              2,500

David S. Haydan                               20,000              5,000
Shirley C. Haydan

Direct Diamonds and
  Gold Exchange, Inc.                         20,000              5,000

Len Rothstein                                 20,000              5,000

Richard D. Reinisch and                       40,000             10,000
   Grace A. Reinish

David A. Zallar                               20,000              5,000

Christopher A. Marlett Living Trust           20,000              5,000

David A. Zallar                               20,000              5,000
                                              ------              -----

Total                                     $1,625,800            406,450
                                          ==========            =======


     The Company claims the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D adopted thereunder for the transactions described above. All of the purchasers were either known to the Registrant, or were referred to the Registrant by a consultant to the Company. Based upon the written representations made by the purchasers and other information known to the Registrant, the Registrant believes all of the purchasers were Accredited Investors as that term is defined in Rule 501 of Regulation D. All purchasers represented that they purchased the securities for investment, and all certificates issued to the purchasers were impressed with a restrictive legend advising that the shares represented by certificates may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established. Stop transfer instructions have been placed against the transfer of these certificates by the Registrant's Transfer Agent. No brokers or dealers received compensation in connection with the sale of these shares.

                                   XX.

     In September 1999, as partial consideration for consulting services the Registrant issued Neidiger, Tucker, Bruner, Inc. a warrant to purchase up to 101,681 shares of the Registrant's common stock, exercisable at $4.00 per share for five years. The Registrant claims the exemption from registration provided by Section 4(2) of the 1933 Act for this transaction. No broker/dealers were involved in the sale and no commissions were paid. The warrant certificate was impressed with a restrictive legend advising that the shares represented by the certificate may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established.

                                  XXI.

     In November 1999, as partial consideration for consulting services, the Registrant issued ATO Ram 2, Ltd. a warrant to purchase up to 30,000 shares of the Registrant's common stock, exercisable at $4.00 per share for five years. The Registrant claims the exemption from registration provided by Section 4(2) of the 1933 Act for this transaction. No broker/dealers were involved in the sale and no commissions were paid. The warrant certificate was impressed with a restrictive legend advising that the shares represented by the certificate may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established.

                                  XXII.

     In November 1999, the Registrant granted an option to purchase 400,000 shares of the Registrant's common stock to Thomas G. Tachovsky, a Director, President and Chief Executive Officer of the Registrant, at an exercise price of $5.00 per share. The shares vest as follows: 100,000 shares upon completion of the first Phase III trial; 150,000 shares upon submission of the NDA; and, 150,000 shares upon approval of the NDA. The options expire five years from the dates they become exercisable. The Registrant claims the exemption from registration provided by Section 4(2) of the 1933 Act for this transaction. No broker/dealers were involved in the sale and no commissions were paid. The option certificate was impressed with a restrictive legend advising that the shares represented by the certificate may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established.

                                 XXIII.

     As of September 1999, the holders of 15,000 shares of the Registrant's Series B Preferred Stock converted their shares into 15,000 shares of the Registrant's common stock. The issuance of the shares of common stock upon the conversion is exempt from registration in that there was no sale of the shares by the Registrant. Each holder of the Registrant's Series B
Preferred Stock represented that he received the shares for investment and not with a view to distribution. All certificates were endorsed with a legend restricting the sale or transfer of the securities except in accordance with federal securities laws. Stop transfer instructions have been placed against the transfer of these certificates by the Registrant's Transfer Agent.


ITEM 6. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATIONS.

OVERVIEW

     We were incorporated in California in 1984 as Entropin, Inc. (old Entropin), and in 1998, completed an agreement and plan of merger with Vanden Capital Group, Inc. to exchange all of the issued and outstanding common shares of old Entropin for 5,220,000 shares of Vanden's common stock. We were merged into Vanden, and Vanden changed its name to Entropin, Inc. For accounting purposes, the acquisition was treated as a recapitalization of old Entropin based upon historical cost, with old Entropin as the acquirer. In conjunction with the merger, Entropin, Inc. became a Colorado corporation.

     From our inception in August 1984, we have devoted our resources primarily to funding our research and development efforts. We have been unprofitable since inception and have had no revenue from the sale of products or other resources, and do not expect revenue for the next two years, or until Esterom(R) solution has received FDA approval. We expect to continue to incur losses for the foreseeable future through the completion of our Phase III clinical trials and the New Drug Application process. As of December 31, 1999, our accumulated deficit was approximately $12.6 million.

PLAN OF OPERATION

     We raised sufficient funds in 1999 to complete the first part of a two part Phase III clinical trial program associated with the FDA approval process for the treatment of acute painful shoulder. The trials began in November 1999 and the first part is scheduled for completion in mid-2000. We intend to use a substantial portion of the net proceeds of our secondary offering to fund our Phase III clinical trials through our New Drug Application process related to the treatment of acute painful shoulder and to provide funds for research and development and working capital. In the future, we plan to seek FDA approval to market Esterom(R) solution for the treatment of impaired range of motion associated with lower back pain, and identify and develop other medical applications for Esterom(R) solution such as applications for arthritis and other joint disorders. We intend to minimize our fixed costs by outsourcing clinical studies, regulatory activities, manufacturing and sales and marketing. We have engaged the services of a full-time chief executive officer and president beginning November 29, 1999, which will increase our general and administrative expenses.

RESULTS OF OPERATIONS

     Year ended December 31, 1999, compared to year ended December 31, 1998. Our research and development expenses were $1,743,837 for 1999, as compared to $906,719 in 1998. The increase in research and development resulted primarily from initiation of Phase III clinical trials, and approximately $200,000 from non-cash compensation expenses associated with stock options granted to Western. Our general and administrative expenses were $3,211,809 in 1999, as compared to $1,844,575 in 1998. The increase in general and administrative expenses relates primarily to our administrative costs for the start of Phase III clinical trials and fund raising activities. Moreover, the 1999 increase resulted from an increase of approximately $1,200,000 in non-cash compensation expense associated with stock options. Our interest income was $64,888 in 1999, as compared to $24,738 in 1998. The increase was primarily a result of larger temporary cash investment balances in 1999 from proceeds of private placements.

LIQUIDITY AND CAPITAL RESOURCES

     We have financed our operations since inception primarily through the net proceeds generated from the sale of our common and preferred stock, and through loans and advances from stockholders that were subsequently converted into equity securities. From inception through December 31, 1999, we have received net cash proceeds from financing activities aggregating approximately $6.8 million from these transactions. As of December 31, 1999, our working capital was $1,937,721. On March 20, 2000, we completed a secondary public offering from which the net proceeds were approximately $12,600,000 from the sale of 2,000,000 shares of common stock and warrants.

          Our liquidity and capital needs relate primarily to working capital, research and development of Esterom(R) solution, and other general corporate requirements. We have not received any cash from operations since inception. Based on our current plans, we believe the proceeds from our secondary offering will provide sufficient capital resources to fund our operations for at least the next 20 months. Expectations about our long-term liquidity may prove inaccurate if approval for Esterom(R) solution is delayed or not obtained. We will not generate revenue from sales of Esterom(R) solution unless Esterom(R) solution is approved by the FDA for marketing.

     Net cash used in operating activities was approximately $1,480,000 in 1998 and $1,617,000 in 1999. The cash used in operations was primarily related to funding expansion of research and development activities as well as establishing an administrative infrastructure. For the year ended December 31, 1999, cash used in operating activities principally represents the net loss for the period of $4,939,262 adjusted for non-cash stock option compensation and an increase in accounts payable.

     As of December 31, 1999, our principal source of liquidity was approximately $2,300,000 in cash and cash equivalents, excluding the proceeds of our secondary public offering.

     In April 1998, we entered into an agreement with Western to assist us in obtaining FDA approval for Esterom(R) solution. We are required to pay management fees of approximately $880,400 through January 5, 2001 and $76,400 per quarter beginning January 2001 and continuing until a New Drug Application is filed with the FDA. We also issued to Western stock options to purchase 450,000 shares of our common stock at $1.50 per share.

     In August 1999, we entered into an agreement with Therapeutic Management, Inc. to provide us clinical trial management services and monitor all aspects of Esterom's first part of the Phase III clinical studies. In November 1999, we entered into an agreement with Western to assume our obligations under our agreement with Therapeutic Management, Inc. to perform tasks required to comply with FDA regulations applicable to the conduct, coordination and management of the first Phase III trial.
Among other things, WCCS is to select investigators, train clinical site personnel, maintain the master file of all pre-study and study documents, and prepare the Study Report to be submitted to the FDA. We will pay Western an additional $350,000 based on completion of certain project goals.

     In March 2000, we entered into an agreement with Neidiger, Tucker, Bruner, Inc. to cancel a 101,681 share stock warrant agreement, for which we agreed to pay $330,000 cash as consideration.

     Our operating expenses will increase as we proceed with the two part Phase III clinical trials through the New Drug Application and other related FDA approval process. We also expect that our general and administrative expenses will increase significantly with the addition of our full-time chief executive officer and president. The 20 month period estimate for which we expect available sources of cash to be sufficient to meet our funding needs is a forward-looking statement that involves risks and uncertainties. In the event our capital requirements are greater than estimated, we may need to raise additional capital to fund our research and development activities. Our future liquidity and capital funding requirements will depend on numerous factors, including the timing of regulatory actions for Esterom(R) solution, the cost and timing of sales, marketing and manufacturing activities, the extent to which Esterom(R) solution gains market acceptance, and the impact of competitors' products. There can be no assurance that such additional capital will be available on terms acceptable to us, if at all. If adequate funds are not available, we may be forced to significantly curtail our operations or to obtain funds through entering into collaborative agreements or other arrangements that may be on unfavorable terms. Our failure to raise capital on favorable terms could have a material adverse effect on our business, financial condition or results of operations.


ITEM 7.  FINANCIAL STATEMENTS.

     The Financial Statements set forth on pages F-1 to F-24 of this Report are incorporated herein by reference.

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     There are no changes in, or disagreements with, the accountants on accounting and financial disclosure.

                                PART III

     Items 9 through 12 will be contained in the definitive proxy statement which shall be filed within 120 days of the date hereof and are incorporated herein by reference.

ITEM 13.  EXHIBITS, FINANCIAL STATEMENTS AND REPORTS ON FORM 8-K.

     (a)  The following documents are filed as a part of this Form 10-KSB:
          Financial Statements of Entropin, Inc.
          Report of Independent Certified Public Accountants
          Balance Sheets - December 31, 1998 and 1999
          Statements of Operations - Years ended December 31, 1998 and
          1999, and for the Period from August 27, 1984 (Inception) Through December 31, 1999
          Statements of Changes in Stockholders' Equity (Deficit) - For the Period from August 27, 1984 (Inception) Through December 31, 1999 Statements of Cash Flows - Years ended December 31, 1998 and
          1999, and for the Period from August 27, 1984 (Inception) Through December 31, 1999
          Notes to Financial Statements - December 31, 1998 and 1999

     Exhibits required to be filed are listed below and, except where incorporated by reference, immediately follow the Financial Statements.

Exhibit
Number       Description
-------      -----------

3.1          Articles of Incorporation(1)

3.2          Bylaws(1)

3.3 Articles of Merger, as filed with the Colorado Secretary of State on January 15, 1998(2)

3.4 Amended and Restated Articles of Incorporation, as filed with the Colorado Secretary of State on January 15, 1998, as corrected(2)

3.5 Amended Articles of Incorporation, as filed with the Colorado Secretary of State on July 20, 1998(6)

3.6          Amended and Restated Bylaws, dated March 20, 1999(9)

4.1 Specimen copy of stock certificate for Common Stock, $.001 par value(2)

4.2 Specimen copy of stock certificate for Series A Preferred Stock, $.001 par value (2)

4.3          Form of Common Stock Purchase Warrant Certificate(9)

10.1         Stock Option Plan(1)

10.2         Stock Bonus Plan(1)

10.3 Agreement and Plan of Merger, dated December 9, 1997 between Vanden Capital Group, Inc. and Entropin, Inc.(2)

10.4 Agreement dated January 1, 1997, between the Registrant and Mallinckrodt, Inc. (Development and Supply Agreement)(4)

10.5         Lease Agreement, dated February 1, 1998, between the
             Registrant and Thomas T. Anderson(4)

10.6         License Agreement dated January 1, 1998, between the
             Registrant and Dr. James E. Wynn(4)

10.7 Assignment of Patent #4,556,663 dated September 24, 1992, by Lowell M. Somers, M.D. to Entropin, Inc(4)

10.8 Assignment of Patent #4,512,996 dated September 24, 1992, by Lowell M. Somers, M.D. to Entropin, Inc (4)

10.9 Assignment of Patent #4,469,700 dated September 24, 1992, by Lowell M. Somers, M.D. to Entropin, Inc.(4)

10.10 Assignment of rights in the application for Letters Patent under Serial Number 07/999,307 by Lowell M. Somers and James
             E. Wynn to Entropin, Inc., dated February 16, 1993(4)

10.11 Assignment of rights in the application for Letters Patent under Serial Number 08/260,054 by Lowell M. Somers and James
             E. Wynn to Entropin, Inc., dated July 29, 1994(4)

10.12 Agreement dated April 18, 1998 by and between the Registrant and the Western Center for Clinical Studies, Inc.(5)

10.13        Agreement Among Shareholders, dated June 29, 1998(6)

10.14        1998 Compensatory Stock Plan (7)

10.15 Agreement dated August 16, 1999, by and between the Registrant and Therapeutic Management, Inc. [Confidential treatment has been granted](8)

10.16        Agreement Among Shareholders, dated March 3, 1999(9)

10.17 Amendment, dated August 3, 1998, by and between the Registrant and Western Center for Clinical Studies, Inc.(9)

10.18 Second Amendment, dated July 21, 1999, between the Registrant and the Western Center for Clinical Studies, Inc.(9)

10.19 Amendment to License Agreement, dated June 5, 1999, between the Registrant and Dr. James E. Wynn(9)

10.20 Wrap Around Agreement dated November 10, 1999, by and between the Registrant and Therapeutic Management, Inc. [Confidential treatment has been granted.](9)

10.21 Underwriting Agreement between the Registrant and Neidiger, Tucker, Bruner, Inc.(3)

24.2         Consent of Causey Demgen & Moore Inc.(9)

27           Financial Data Schedule (3)
___________
(1) Incorporated by reference from the like numbered exhibits filed with the Registrant's Registration Statement on Form S-1, No. 33-23693 effective October 21, 1989.
(2) Incorporated by reference from the like numbered exhibit filed with the Registrant's Current Report on Form 8-K, as amended, dated January 15, 1998.
(3) Incorporated by reference from the like numbered exhibits filed with the Registrant's Post-Effective Amendment No. 1 to Form SB-2, Reg.
     No. 333-11308, dated March 22, 2000.
(4) Incorporated by reference from the like numbered exhibits filed with the Registrant's Annual Report on Form 10-KSB, dated April 15, 1998, as amended.
(5) Incorporated by reference from the like numbered exhibit filed with the Registrant's Current Report on Form 8-K, dated April 23, 1998.
(6) Incorporated by reference from the like numbered exhibits filed with the Registrant's Registration Statement on Form S-1, No. 333-51737 effective August 21, 1998.
(7) Incorporated by reference from the like numbered exhibit as filed with the Registrant's Registration Statement on Form S-8 as filed on December 30, 1998.
(8) Incorporated by reference from the like numbered exhibit as filed with the Registrant's Current Report on Form 8-K, as amended, dated August 20, 1999.
(9) Incorporated by reference from the like numbered exhibits as filed with the Registrant's Pre-Effective Amendment No. 1 to Form SB-2 Registration Statement, Reg. No. 333-11308, dated March 9, 2000.


(b)  Reports on Form 8-K.

          During the last quarter covered by this report, the Company filed no Current Reports on Form 8-K.

                               SIGNATURES
                               ----------

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 30, 2000                    ENTROPIN, INC.

                                       By   \s\ Higgins D. Bailey
                                          --------------------------------
                                       Higgins D. Bailey,
                                       Chairman of the Board

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signatures                  Title                        Date
----------                  -----                        ----

\s\ Higgins D. Bailey       Chairman of the Board        March 30, 2000
--------------------------  and Secretary
Higgins D. Bailey

\s\ Thomas G. Tachovsky     President, Director and      March 30, 2000
--------------------------  Chief Executive Officer
Thomas G. Tachovsky

\s\ Daniel L. Azarnoff      Director                     March 30, 2000
--------------------------
Daniel L. Azarnoff

\s\ Wellington A. Ewen      Chief Financial Officer and  March 30, 2000
--------------------------  Principal Financial Officer
Wellington A. Ewen

\s\ Donald Hunter           Director                     March 30, 2000
--------------------------
Donald Hunter

\s\ James E. Wynn           Director                     March 30, 2000
--------------------------
James E. Wynn

\s\ Wilson Benjamin         Director                     March 30, 2000
--------------------------
Wilson Benjamin

\s\ Joseph R. Ianelli       Director                     March 30, 2000
--------------------------
Joseph R. Ianelli

                                 ENTROPIN, INC.


                          INDEX TO FINANCIAL STATEMENTS



AUDITED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999:

   Report of Independent Certified Public Accountants                        F-2

   Balance Sheets as of December 31, 1998 and 1999                           F-3

   Statements of Operations  for Years Ended December 31, 1998
   and 1999, and for the Period from August 27, 1984 (Inception)
   Through December 31, 1999                                                 F-5

   Statements of Changes in  Stockholders'  Equity (Deficit)
   For the Period from August 27, 1984 (Inception) Through
   December 31, 1999                                                         F-6

   Statements of Cash Flows For Years Ended  December 31, 1998
   and 1999, and for the Period from August 27, 1984 (Inception)
   Through December 31, 1999                                                 F-9

   Notes to Financial Statements December 31, 1998 and 1999                 F-11

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



   The Board of Directors and Stockholders
   Entropin, Inc.


   We have audited the accompanying balance sheet of Entropin, Inc. (a development stage company) as of December 31, 1998 and 1999, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the years then ended and for the period from August 27, 1984 (inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Entropin, Inc. as of December 31, 1998 and 1999 and the results of its operations and its cash flows for the years then ended and for the period from August 27, 1984 (inception) through December 31, 1999, in conformity with generally accepted accounting principles.




   Denver, Colorado                                   CAUSEY DEMGEN & MOORE INC.
   February 4, 2000, except for
   Note 9, as to which the date is
   March 9, 2000, and Note 10, as
   to which the date is March 20, 2000

                                   ENTROPIN, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEET
                           December 31, 1998 and 1999

                                     ASSETS

                                                         1998         1999
                                                         ----         ----
Current assets:
   Cash and cash equivalents                          $  445,333   $2,260,526

Property and equipment, at cost:
   Leasehold improvements                                 72,187       61,437
   Office furniture and equipment                         15,518       23,855
                                                      ----------   ----------

                                                          87,705       85,292

   Less accumulated depreciation                          (5,006)     (23,429)
                                                      -----------  -----------

     Net property and equipment                           82,699       61,863

Other assets:
   Deposits                                               12,261       12,261
   Deferred stock offering costs (Note 5)                      -      169,425
   Patent costs, less accumulated amortization of
     $59,600 (1998) and $82,019 (1999)                   295,316      321,150
                                                      ----------   ----------

      Total other assets                                 307,577      502,836
                                                      ----------   ----------

                                                      $  835,609  $ 2,825,225
                                                      ==========  ===========


                            See accompanying notes.
                                      F-3

                                   ENTROPIN, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEET
                           December 31, 1998 and 1999

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                         1998         1999
                                                         ----         ----
Current liabilities:
   Accounts payable                                   $   59,141   $  199,042
   Accounts payable - related parties                     11,314      123,763
                                                      ----------   ----------
     Total current liabilities                            70,455      322,805

Deferred royalty agreement (Note 7)                      169,783      184,071

Commitments and contingencies (Notes 1 and 7)

Series  A  redeemable  preferred  stock,
   $.001  par  value;   3,210,487  shares
   authorized, issued and outstanding,
   $1 per share redemption value (Note 4)              3,210,487    3,210,487

Series B redeemable convertible preferred stock,
   $.001 par value; 400,000 shares authorized,
   245,500 (1998) and 230,500 (1999) shares
   issued and outstanding, $5.00 per share
   redemption value (Note 4)                           1,142,750    1,093,175

Stockholders' equity (deficit) (Note 5):
   Preferred stock, $.001 par value; 10,000,000
     shares authorized, Series A and B reported
     above                                                     -            -
   Common stock, $.001 par value; 50,000,000 shares
     authorized, 6,000,051 (1998) and 7,382,280
     (1999) shares issued and outstanding                  6,000        7,382
   Additional paid-in capital                          7,474,210   13,866,412
   Deficit accumulated during the development stage   (7,578,802) (12,640,814)
   Unearned stock compensation                        (3,659,274)  (3,218,293)
                                                      ----------   ----------
     Total stockholders' equity (deficit)             (3,757,866)  (1,985,313)
                                                      ----------   ----------

                                                      $  835,609   $2,825,225
                                                      ==========   ==========


                            See accompanying notes.
                                      F-4

                                   ENTROPIN, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
                 For the Years Ended December 31, 1998 and 1999
 and for the Period from August 27, 1984 (Inception) through December 31, 1999



                                                                    Cumulative
                                                                  amounts from
                                             1998        1999       inception
                                             ----        ----     ------------
Costs and expenses:
   Research and development (Note 5)    $  906,719  $ 1,743,837  $  6,597,410
   General and administrative (Note 5)   1,844,575    3,211,809     5,626,639
   Rent-related party (Note 2)              12,314        6,000        18,314
   Depreciation and amortization            24,306       40,842       122,516
                                       -----------  -----------  ------------

    Operating loss                      (2,787,914)  (5,002,488)  (12,364,879)

Other income (expense):
   Interest income                          24,738       64,888        89,626
   Interest expense                         (1,451)      (1,662)     (242,811)
                                       -----------  -----------  ------------

    Total other income (expense)            23,287       63,226      (153,185)
                                       -----------  -----------  ------------

Net loss (Note 3)                       (2,764,627)  (4,939,262)  (12,518,064)

Accrued dividends applicable to Series
   B preferred stock (Note 4)              (56,260)    (119,300)     (175,560)
                                       -----------  -----------  ------------

Net loss applicable to common share-
   holders                             $(2,820,887) $(5,058,562) $(12,693,624)

Basic net loss per common share
  (Note 6)                                  $ (.47)     $ (.75)       $ (2.36)
                                       ===========  ==========   ============

Weighted average common shares
   outstanding (Note 6)                  5,968,000   6,749,000      5,374,000
                                       ===========   =========   ============

                            See accompanying notes.
                                      F-5



                                   ENTROPIN, INC.
                           (A DEVELOPMENT STAGE COMPANY)
             STATEMENT  OF CHANGES IN  STOCKHOLDERS'  EQUITY  (DEFICIT)
   For the Period from August 27, 1984 (Inception) through December 31, 1999


                                                                                                           Deficit
                                                                                                         accumulated
                                                                 Additional                  Unearned      during the
                                             Common stock          paid-in      Stock         stock       development
                                           Shares       Amount     capital   subscriptions  compensation     stage
                                           ------       ------   ----------  -------------  ------------ ------------

Balance at August 27, 1984 (inception)           -      $    -   $        -   $        -    $          -  $         -

  Sale of common stock for cash
   in 1984 ($.005 per share)               991,800         992        4,008            -               -            -

  Issuance of common stock in exchange
   for services in 1991 ($.005 per
   share)                                3,967,198       3,967       16,033            -               -            -

  Cash contribution from shareholder in
   1991                                          -           -       50,000            -               -            -

  Net loss for the period from inception
   through  December 31, 1994                    -           -            -            -               -   (2,824,221)
                                         ---------      ------   ----------   ----------    ------------ ------------

Balance, December 31, 1994               4,958,998       4,959       70,041            -               -   (2,824,221)

  Cash received for common stock
   subscription                                  -           -            -      150,000               -            -

  Net loss for the year                          -           -            -            -               -     (263,368)
                                         ---------      ------   ----------   ----------    ------------ ------------

Balance, December 31, 1995               4,958,998       4,959       70,041      150,000               -   (3,087,589)

  Sale of common stock for cash ($1.15
   per share)                              261,002         261      299,739     (150,000)              -            -

  Net loss for the year                          -           -            -            -               -     (375,138)
                                         ---------      ------   ----------   ----------    ------------ ------------

Balance, December 31, 1996               5,220,000       5,220      369,780            -               -   (3,462,727)

                         (Continued on following page)
                            See accompanying notes.
                                      F-6



                                  ENTROPIN, INC.
                           (A DEVELOPMENT STAGE COMPANY)
             STATEMENT  OF CHANGES IN  STOCKHOLDERS'  EQUITY  (DEFICIT)
   For the Period from August 27, 1984 (Inception) through December 31, 1999

                        (Continued from preceding page)


                                                                                                           Deficit
                                                                                                         accumulated
                                                                 Additional                  Unearned      during the
                                              Common stock         paid-in      Stock         stock       development
                                           Shares       Amount     capital   subscriptions  compensation     stage
                                           ------       ------   ----------  -------------  ------------ ------------

  Capital contributions                          -           -      927,000            -               -            -

  Net loss for the year                          -           -            -            -               -   (1,351,448)
                                         ---------      ------   ----------   ----------    ------------ ------------

Balance, December 31, 1997               5,220,000       5,220    1,296,780            -               -   (4,814,175)

  Sale of common stock for cash,  $2.75
   per share (Note 5)                      300,000         300      797,810            -               -            -

  Issuance of common stock pursuant to
   recapitalization (Note 5)               480,051         480      219,620            -               -            -

  Unearned stock compensation pursuant
   to issuance of common stock options
   (Notes 5 and 7)                               -           -    5,160,000            -      (5,160,000)           -

  Amortization of unearned stock
   compensation (Note 5)                         -           -            -            -       1,500,726            -

  Net loss for the year                          -           -            -            -               -   (2,764,627)
                                         ---------      ------   ----------   ----------    ------------ ------------

Balance, December 31, 1998               6,000,051       6,000    7,474,210            -      (3,659,274)  (7,578,802)

                         (Continued on following page)
                            See accompanying notes.
                                      F-7



                                 ENTROPIN, INC.
                           (A DEVELOPMENT STAGE COMPANY)
             STATEMENT  OF CHANGES IN  STOCKHOLDERS'  EQUITY  (DEFICIT)
   For the Period from August 27, 1984 (Inception) through December 31, 1999

                        (Continued from preceding page)


                                                                                                           Deficit
                                                                                                         accumulated
                                                                 Additional                  Unearned      during the
                                             Common stock          paid-in      Stock         stock       development
                                           Shares       Amount     capital   subscriptions  compensation     stage
                                           ------       ------   ----------  -------------  ------------ ------------

  Unearned stock compensation pursuant
   to issuance of common stock options
   (Note 5)                                      -           -    2,504,500            -      (2,504,500)           -

  Amortization of unearned stock
   compensation (Note 5)                         -           -            -            -       2,945,481            -

  Issuance of common stock pursuant to
   private placements (Note 5)           1,208,700       1,209    3,366,121            -               -            -

  Conversion of promissory notes to
   common stock (Note 5)                   100,831         101      201,561            -               -            -

  Shares issued from exercise of
   options (Note 5)                         20,000          20       79,980            -               -            -

  Shares issued for services                13,148          12       67,755            -               -            -

  Conversion of Series B preferred
   stock to common stock (Note 4)           15,000          15       74,985            -               -            -

  Shares issued for Series B preferred
   stock dividend (Note 4)                  24,550          25      122,725            -               -     (122,750)

  Accretion to mandatory redemption
   amount for Series B preferred stock           -           -      (25,425)           -               -            -

  Net loss for the year                          -           -            -            -               -   (4,939,262)
                                         ---------      ------   ----------   ----------    ------------ ------------

Balance, December 31, 1999               7,382,280      $7,382  $13,866,412   $        -     $(3,218,293)($12,640,814)
                                         =========      ======  ===========   ==========     ===========  ===========

                            See accompanying notes.
                                      F-8

                                   ENTROPIN, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                              STATEMENT OF CASH FLOWS
                 For the Years Ended December 31, 1998 and 1999
 and for the Period from August 27, 1984 (Inception) through December 31, 1999


                                                                    Cumulative
                                                                      amounts
                                                                       from
                                             1998         1999       inception
                                             ----         ----       ---------
Cash flows from operating activities:
   Net loss                              $(2,764,627) $(4,939,262) $(12,518,064)
   Adjustments to reconcile net loss
    to net cash used in operating
    activities:
     Depreciation and amortization            24,306       40,842       122,516
     IBC partner royalty agreement            14,288       14,288       184,071
     Services contributed in exchange
      for stock and stock options          1,500,726    3,013,248     5,460,974
     Services contributed in exchange
      for compensation agreements                  -            -     2,231,678
     Increase in accounts payable  -
      related party                           11,314      112,449       123,763
     Decrease in accounts receivable -
      shareholder                              5,000            -             -
     Increase (decrease) in accounts
      payable                               (270,672)     139,901       199,042
     Increase in accrued interest                  -            -       169,139
     Other                                         -        1,662         1,793
                                         -----------  -----------  ------------

     Total adjustments                     1,284,962    3,322,390     8,492,976
                                         -----------  -----------  ------------

     Net cash used in operations          (1,479,665)  (1,616,872)   (4,025,088)

Cash flows from investing activities:
   Purchase of property and equipment
    (net)                                    (87,705)       2,413      (102,499)
   Patent costs                              (48,160)     (48,253)     (403,169)
   Deposits                                  (12,261)           -       (12,261)
                                         -----------  -----------  ------------

     Net cash used in investing activities  (148,126)     (45,840)     (517,929)

Cash flows from financing activities:
   Proceeds from recapitalization            220,100            -       220,100
   Deferred stock offering costs              10,746     (169,425)     (169,425)
   Proceeds from sale of common stock        798,110    3,447,330     4,600,440
   Proceeds from sale of preferred stock   1,142,750            -     1,142,750
   Proceeds from stockholder loans                 -            -       809,678
   Proceeds from stockholder advances              -            -        98,873
   Repayments of stockholder advances        (98,873)           -       (98,873)
   Proceeds from convertible notes payable         -      200,000       200,000
                                         -----------  -----------  ------------

     Net cash provided by financing
      activities                           2,072,833    3,477,905     6,803,543
                                         -----------  -----------  ------------

Net increase in cash                         445,042    1,815,193     2,260,526

Cash and cash equivalents at beginning
 of period                                       291      445,333             -
                                         -----------  -----------  ------------

Cash and cash equivalents at end of
 period                                    $ 445,333  $ 2,260,526  $  2,260,526
                                         ===========  ===========  ============

                          (Continued on following page)
                            See accompanying notes.
                                      F-9

                                   ENTROPIN, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                              STATEMENT OF CASH FLOWS
                 For the years ended December 31, 1998 and 1999
and for the Period from August 27, 1984 (inception) through December 31, 1999


                         (Continued from preceding page)

   Supplemental disclosure of cash flow information:

                                                                     Cumulative
                                                                       amounts
                                                                        from
                                               1998       1999        inception
                                               ----       ----      -----------

Cash paid during period for interest          $1,451     $   -          $61,306


   Supplemental disclosure of non-cash financing activities:

   Pursuant to an agreement with IBC limited partners, the Company has accrued a liability totaling $184,071 at December 31, 1999 for advance royalties due to the individuals (see Note 7).

   On January 15, 1998, the Company issued 3,210,487 shares of Series A preferred stock in exchange for an aggregate $1,710,487 of notes payable to shareholders plus accrued interest and a $1,500,000 compensation agreement.

   During 1998 and 1999, the Company entered into several stock option agreements with persons and entities that have contributed services to the Company. In accordance with Statement of Financial Accounting Standards 123, the Company has recorded deferred compensation related to these agreements totaling $5,160,000 and $2,504,500 and has amortized compensation expense totaling $1,500,726 and $2,945,481, during 1998 and 1999, respectively. These stock option agreements are described more fully in Note 5.

   During 1999, the Company converted note payable agreements with outstanding principal and interest balances totaling $201,662 into 100,831 shares of common stock.

   During 1999, the Company issued 13,148 shares of common stock for services totaling $67,767.

   In 1999, the Company issued 24,550 shares of common stock valued at $5.00 per share as payment of accrued dividends on Series B preferred stock.




                             See accompanying notes.
                                      F-10

                                   ENTROPIN, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                           NOTES TO FINANCIAL STATEMENTS
                             December 31, 1998 and 1999




1. Organization and summary of significant accounting policies

   Organization:

   Entropin, Inc., a Colorado corporation, was organized in August 1984, to be a pharmaceutical research company developing Esterom(R) solution, a topically applied compound for the treatment of impaired range of motion associated with acute lower back sprain and acute painful shoulder. The Company is considered to be a development stage enterprise as more fully defined in Statement No. 7 of the Financial Accounting Standards Board. Activities from inception include research and development, seeking the U.S. Food and Drug Administration (FDA) approval for Esterom(R) solution, as well as fund raising.

   On January 15, 1998, the Company consummated an agreement and plan of merger with Vanden Capital Group, Inc., a Colorado corporation, (Vanden), in which Vanden acquired all of the issued and outstanding common shares of the Company (see Note 5). The Company was merged into Vanden, and Vanden changed its name to Entropin, Inc. For accounting purposes, the acquisition has been treated as a recapitalization of the Company, based upon historical cost, and a reverse acquisition with the Company as the acquirer.

   Basis of presentation and management's plans:

   The Company's financial statements have been presented on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage and has been primarily involved in research and development activities. This has resulted in significant losses and an accumulated deficit at December 31, 1999 of $12,640,814. The Company's continued existence is dependent on its ability to obtain FDA approval for Esterom(R) solution and market the product.

   As described in Note 5, the Company successfully completed recapitalization of the Company in January 1998. The Company also sold private offerings of 245,500 shares of Series B convertible preferred stock for gross proceeds of $1,227,500 (Note 4), $200,000 of convertible notes payable, and 1,508,700 shares of common stock for gross proceeds of $4,664,800 (Note 5), which offerings provide liquidity to the Company for current operations. The Company raised sufficient funds in 1999 to complete the first part of a two part Phase III clinical trial program associated with the FDA approval process for the treatment of acute painful shoulder. The trials began in November 1999 and the first part is scheduled for completion in mid 2000. Management is confident that it will raise the added funds necessary to complete the second part of the Phase III trials, ancillary studies and the New Drug Application (NDA) process, as well as additional funds for research and development and working capital via a secondary securities offering in early 2000. The Company completed the secondary offering on March 20, 2000 (see Note 10).

                                   ENTROPIN, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                           NOTES TO FINANCIAL STATEMENTS
                             December 31, 1998 and 1999




1. Organization and summary of significant accounting policies (continued)

   Use of estimates:

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Income Taxes:

   The Company provides for income taxes utilizing the liability approach under which deferred income taxes are provided based upon enacted tax laws and rates applicable to the periods in which the taxes become payable.

   Property and equipment:

   Office furniture and equipment is recorded at cost. Depreciation commences as items are placed in service and is computed on a straight-line method over their estimated useful lives of three years.

   Leasehold improvements are recorded at cost and amortized over the five-year term of the lease.

   Patents:

   Patents are stated at cost less accumulated amortization which is calculated on a straight-line basis over the useful lives of the assets, estimated by management to average 16 years. Research and development costs and any costs associated with internally developed patents (with the exception of legal costs) are expensed in the year incurred.

   The Company holds eight U.S. patents issued between 1984 and 1998 with expiration dates ranging from September 2001 to June 2014. These patents include two material composition patents covering the molecules contained in Esterom(R) solution that expire in 2012 and 2013. The Company's three initial patents were based on methods of treatment of rheumatoid arthritis using benzoylecgonine and related compounds, and the five subsequent patents include compound, composition and method claims involving derivative of the compounds represented in the earlier patents. The Company believes that some of the patents may be eligible for extensions of up to five years.

   In December 1993, the Company filed an International Patent Application under the Patent Cooperation Treaty claiming compounds present in the Esterom(R) solution formulation from which eight separate patent applications were derived - Australia, Canada, Europe, Hungary, Japan, New Zealand, Norway and Poland. In addition, the Company filed patent applications in China, Israel, Mexico, South Africa and Taiwan. From these foreign applications, nine patents have been issued to date.

                                   ENTROPIN, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                           NOTES TO FINANCIAL STATEMENTS
                             December 31, 1998 and 1999




1. Organization and summary of significant accounting policies (continued)

   Impairment of long-lived assets:

   The Company  evaluates  the  potential  impairment  of  long-lived  assets in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". The Company annually reviews the amount of recorded long-lived assets for impairment. If the sum of the expected cash flows from these assets is less than the carrying amount, the Company will recognize an impairment loss in such period.

   Cash equivalents:

   For the purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

   Deferred stock offering costs:

   Deferred stock offering costs represent costs incurred to December 31, 1999, in connection with the proposed offering of common stock (see Note 5). In the event that such offering is successful, costs incurred as of December 31, 1999, and additional costs incurred subsequent to that date will be charged against the proceeds of the offering; if the offering is not successful, the costs will be charged to operations.

   Concentrations of credit risk:

   Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company places its cash with high quality financial institutions. At times during the periods, the balances at financial institutions exceeded FDIC limits.

   Stock-based compensation:

   The Company has adopted Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation. Compensation costs for stock options is measured as the excess, if any, of the fair value of the options at date of grant over the exercise price.

2. Related party transactions

   Lease agreement:

   The Company subleases approximately 800 square feet of office space from a principal stockholder, at $800 per month.

                                   ENTROPIN, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                           NOTES TO FINANCIAL STATEMENTS
                             December 31, 1998 and 1999




2. Related party transactions (continued)

   Conversion of long-term debt - stockholders:

   On January 15, 1998, the Company converted $1,710,487 of long-term debt and accrued interest, incurred for cash advances and past services associated with research and development, into 1,710,487 shares of 8% non-voting, non-cumulative Series A preferred stock at $1.00 per share (see Note 4). The debt was owed to significant stockholders.

3. Income taxes

   The consummation of the stock exchange with Vanden and the issuance of preferred stock in January 1998 (see Note 5), resulted in a change in the Company's tax status from an S corporation to a taxable corporation. The effect of the change is to provide for income tax based upon reported results of operations, and to provide deferred tax assets and liabilities on temporary differences between reported earnings and taxable income.

   At December 31, 1999, the Company has net operating loss carryforwards of approximately $3,558,000 and future tax deductions of $6,946,000 which may be used to offset future taxable income. The future tax deductions result primarily from utilizing the cash basis for income tax reporting purposes and unearned stock compensation. The difference between the tax loss carryforwards and future tax deductions and the cumulative losses from inception result from the losses previously incurred by the S corporation. The net operating loss carryforwards expire in 2018 and 2019. Approximately $250,000 of the net operating loss carryforward is limited as to the amount which may be used in any one year. At December 31, 1998 and 1999, total deferred tax assets and the valuation allowance are as follows:

                                                    1998         1999
                                                    ----         ----
       Deferred tax assets resulting from:
         Net operating loss carryforwards      $  480,000   $1,245,000
         Accrual to cash adjustments              872,000      875,000
         Unearned stock compensation              525,000    1,556,000
                                               ----------   ----------

           Total                                1,877,000    3,676,000
                                               (1,877,000)  (3,676,000)
                                               ----------   ----------
                                               $        -   $        -
                                               ==========   ==========


   A 100% valuation allowance has been established against the deferred tax assets, as utilization of the loss carryforwards and realization of other deferred tax assets cannot be reasonably assured.

                                   ENTROPIN, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                           NOTES TO FINANCIAL STATEMENTS
                             December 31, 1998 and 1999




4. Redeemable preferred stock

   In December 1997, the Board of Directors approved an amendment to the Articles of Incorporation to authorize 10,000,000 shares of $.001 par value preferred stock. On January 15, 1998, the Company issued 3,210,487 shares of its Series A redeemable, non-voting, non-cumulative 8% preferred stock in exchange for an aggregate $1,710,487 of notes payable to shareholders, accrued interest, and a $1,500,000 compensation agreement. The annual 8% dividend is based upon a $1.00 per share value, and is only payable out of earnings.

   The Series A preferred stock is subject to mandatory redemption. The shares are redeemable only from 20% of annual earnings, but not exceeding net cash flow from operating activities, and will automatically cancel on January 16, 2005, if not fully redeemed. The Company may voluntarily redeem outstanding shares of preferred stock at $1 per share.

   In July 1998, the Company completed a private placement of 245,500 shares of Series B preferred stock at $5.00 per share, for total net proceeds of $1,142,750. The Series B preferred stock is designated as redeemable 10% cumulative non-voting convertible preferred stock with $.001 par value. The shares are convertible on a one for one basis into common stock. The dividends accrue at the rate of $.50 per share per annum and are paid annually commencing July 15, 1999. At the Company's election, annual dividends were paid in shares of the Company's common stock valued at $5.00 per share at July 15, 1999. Dividends are added to net loss in determining net loss per common share. 15,000 Series B preferred shares have been converted as of December 31, 1999. All unconverted shares will be redeemed at $5.00 per share on or before July 15, 2003.

5. Stockholders' equity

   Recapitalization:

   On December 9, 1997, the Company entered into an agreement and plan of merger with Vanden to exchange all of the issued and outstanding common shares of the Company, in exchange for 5,220,000 shares of Vanden's $.001 par value common stock, in a reverse acquisition.

                                   ENTROPIN, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                           NOTES TO FINANCIAL STATEMENTS
                             December 31, 1998 and 1999




5. Stockholders' equity (continued)

   Pursuant to the agreement, Vanden agreed to have cash of $220,000 and no unpaid liabilities at the effective date of the transaction. The exchange was consummated on January 15, 1998 and is presented on the statement of changes in stockholders' equity as an issuance of 480,051 shares of common stock for cash proceeds of $220,100 pursuant to recapitalization. In connection with the recapitalization, the Company issued options to purchase 180,001 shares of its $.001 par value common stock for cash of $100 and options to purchase an additional 180,001 shares of common stock for $2.80 per share, as required by a management advisory services contract as compensation for arranging the merger. The difference between the fair value of the stock, estimated by the Company to be $2.75 per share, and the purchase price for the initial 180,001 shares was treated as additional cost of the merger and charged to capital, consistent with accounting for the reverse acquisition as a recapitalization. The net effect of this transaction was to record an increase and related decrease to additional paid-in capital of $495,000. The remaining options to acquire 180,001 shares are exercisable for a five-year period.

   Following the exchange, the Company's shareholders owned approximately 95% of the outstanding common stock of Vanden. The reverse acquisition has been accounted for as a recapitalization of the Company based upon historical cost. Accordingly, the number of authorized and issued common shares, par value of common stock and additional paid-in capital have been restated on the balance sheet and the statement of stockholders' equity to give retroactive effect to the recapitalization.

   Private placements:

   In January 1998, the Company completed a private placement of 300,000 shares of its $.001 par value common stock for gross proceeds of $825,000, $2.75 per share.

   In April 1999, the Company completed a private placement of 497,500 shares of its $.001 par value common stock at $2.00 per share for gross proceeds of $995,000.

   In June 1999, the Company sold 304,750 shares of common stock at $4.00 per share for gross proceeds of $1,219,000 in a private placement.

   In September 1999, the Company sold 406,450 shares of common stock at $4.00 per share for gross proceeds of $1,625,800 in a private placement.

   Proposed public offering:

   In June 1999, the Company entered into a letter of intent with an underwriter to conduct a public offering of 2,000,000 units (consisting of one share of common stock and one warrant to purchase one share of common stock) with gross proceeds of approximately $12 to $14 million. The per share price will be determined by mutual agreement between the Company and underwriter. The Company completed the public offering on March 20, 2000 (see Note 10).

                                   ENTROPIN, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                           NOTES TO FINANCIAL STATEMENTS
                             December 31, 1998 and 1999




5. Stockholders' equity (continued)

   Other issuances of common stock:

   In March 1999, the Company received cash proceeds aggregating $200,000 pursuant to eight 10% convertible note payable agreements with various unrelated individuals and entities. Each note was unsecured, and due the earlier of 90 days from the date of issue or upon the receipt by the Company of certain proceeds from a private offering of its securities. Each note agreement also provided a warrant granting the holder the right to purchase three and one half restricted shares of the Company's common stock for each dollar of principal received by the Company, for an aggregate of 700,000 shares. The warrants have certain registration rights, an exercise price of $3.00 per share and are exercisable for five years from the date the shares become freely tradable. To the extent that the shares underlying the warrants are not registered within two years of grant date, the holders have the right to exercise the warrants on a cashless basis for a period of five years. In April 1999, the Company amended the note agreements to allow the note holders to convert their promissory notes to shares of common stock at $2.00 per share. Upon issuing the amendment, all note holders converted their notes, including accrued interest, to common stock resulting in new issuances of common stock totaling 100,831 shares. Due to the immediate conversion of the notes to common stock, none of the proceeds received upon issuance of the notes payable were allocated to the warrants. The net effect of allocating proceeds to the warrants would be an increase and corresponding equal decrease in additional paid-in capital.

   Stock options and warrants:

   In April 1998, the Company granted stock options to Western Center for Clinical Studies, Inc. to purchase 450,000 shares of the Company's common stock at $1.50 per share (see Note 7).

   In August 1998, the Company granted to each director options to purchase up to 60,000 shares of the Company's common stock (300,000 shares in the aggregate), exercisable for ten years at $3.00 per share. Options to purchase 20,000 shares each were fully vested February 1999, and the remaining 40,000 vest on a pro rata basis monthly through February 2001. Should any of the directors cease to serve on the board of directors, all non-vested options shall be forfeited. During 1999, a director resigned and options to purchase 35,000 shares were canceled.

   In September 1998, the board of directors approved a compensation plan for three officers and directors, to serve on a management team, which included stock options in lieu of salary aggregating 295,000 shares, exercisable for five years at $4.00 per share. Options to purchase 125,000 shares were fully vested in December 1998 and January 1999, and the remaining 170,000 vested on a pro rata basis monthly through June 30, 1999. During 1999, a director resigned and options to purchase 20,000 shares were canceled. During the period July through October 1999, the Company provided its management team additional stock options in lieu of salary to purchase an aggregate of 430,000 shares of common stock. The options are exercisable at $4.00 per share, and were fully vested at December 31, 1999.

                                   ENTROPIN, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                           NOTES TO FINANCIAL STATEMENTS
                             December 31, 1998 and 1999




5. Stockholders' equity (continued)

   In October 1998, the Company provided a 100,000 share stock option agreement to an organization, with whom the Company entered into a one year consulting agreement. The consultant provided investor relations and development services, and received compensation of $5,000 per month. The options are exercisable at $4.00 per share and vest 50,000 shares as of the date of the agreement, 25,000 shares on March 31, 1999 and 25,000 shares on June 30, 1999. During May and August 1999, the organization exercised options for a total of 20,000 shares of common stock. In July 1999, the Company also agreed to provide the organization with an additional cash payment of $10,000, a warrant to purchase up to an additional 23,500 shares of the Company's common stock, as well as a finder's fee for all funds received by the Company related to fund raising activities attributable to the organization. The warrant is exercisable for five years at $4.00 per share.

   In December 1998, the board of directors approved a resolution whereby the Company granted to a company and an individual two stock options to purchase up to 17,500 shares of the Company's common stock (35,000 shares in the aggregate) in exchange for services the Company received during 1998. The options are exercisable at $4.00 per share for a period of five years and are fully vested as of the date of the resolution.

   On March 11, 1999, the Company provided a 175,000 share stock option agreement to an organization with whom the Company entered a one year consulting agreement. The Company may terminate the agreement after six months. The organization provides investment community relations services, and receives compensation of $3,000 per month. The option is exercisable at $3.00 per share. The option provides certain registration rights to the holder, and is exercisable the earlier of January 1, 2000 or when the shares become registered. The exercise period is five years from the date the shares become freely tradable. To the extent that the shares underlying the options are not registered within two years of grant date, the holders have the right to exercise the options on a cashless basis for a period of five years.

   On March 15, 1999, the Company provided a 300,000 share stock warrant agreement to an organization, with whom the Company entered into an eight month consulting agreement. The organization was also to be paid a retainer of $7,000 per month. The organization was engaged to raise capital aggregating $8 million and provide financial advisory services. The warrants were exercisable at $4.50 per share. In July 1999, the Company terminated the consulting agreement. As final settlement, the organization received $69,084 for fees and expenses earned in conjunction with fund raising and a warrant to purchase 50,000 shares of the Company's common stock, exercisable for five years at $4.00 per share. The previous warrants to purchase 300,000 shares of the Company's common stock were canceled.

                                   ENTROPIN, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                           NOTES TO FINANCIAL STATEMENTS
                             December 31, 1998 and 1999




5. Stockholders' equity (continued)

   On March 22, 1999, the Company provided a 125,000 share stock option agreement to a partnership, with whom the Company entered into a six month consulting agreement. The partnership provides financial community relations and debt funding services. The options are exercisable at $3.00 per share. The options provide certain registration rights to the holder, and are exercisable the earlier of January 1, 2000 or when the shares become registered. The exercise period is five years from the date the shares become freely tradable. To the extent that the shares underlying the options are not registered within two years of grant date, the holders have the right to exercise the options on a cashless basis for a period of five years.

   On March 31, 1999, the Company provided a 300,000 share stock warrant agreement to an organization, with whom the Company entered into an eight month consulting agreement. The organization was engaged to raise capital aggregating $8 million and provide financial advisory services. The warrants are exercisable at $3.00 per share, provide certain registration rights, and vest 100,000 shares as of the date of the agreement, with the remaining 200,000 shares to vest in May and August 1999, subject to certain funding requirements. The 200,000 shares are subject to ratable reductions to the extent that any of the funding is not attributable to the organization. The term of the warrants will be through March 22, 2004. The Company had not received any funding during 1999 attributable to the organization and warrants to purchase 200,000 shares have been canceled. The remaining warrants to purchase 100,000 shares are in dispute.

   In June 1999, the Company provided a 60,000 share stock option agreement to an individual providing intellectual property assistance and advice related to the Company's technology and products. The options are exercisable at $5.00 per share for five years. Options to purchase 20,000 shares vest on May 1, 2000, with the remaining shares vesting ratably monthly through May 1, 2002.

   In June 1999, the Company provided a 20,000 share stock option agreement to an officer in exchange for services rendered to the Company. The options are exercisable at $4.00 per share for five years. The options vest ratably over a 12 month period from date of grant.

   In June and July 1999, the Company provided stock option agreements aggregating 120,000 shares to an organization providing financial consulting services. The options are exercisable at $3.00 to $4.00 per share and vest 25,400 shares as of June 30, 1999, 20,000 shares at August 5, 1999, with the remaining shares vesting through February 1, 2001.

   In September 1999, the Company provided a 101,681 share stock warrant agreement to an organization providing assistance in the June and September 1999 private placements of common stock. The warrants are exercisable at $4.00 per share for five years and are fully vested (see Note 9).

   In November 1999, as partial consideration for consulting services, the Company issued to a consultant a warrant to purchase 30,000 shares of common stock, exercisable at $4.00 per share for five years.

                                   ENTROPIN, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                           NOTES TO FINANCIAL STATEMENTS
                             December 31, 1998 and 1999




5. Stockholders' equity (continued)

   Also in November 1999, the Company granted an option to purchase 400,000 shares of common stock to its president at an exercise price of $5.00 per share. The shares vest as follows: 100,000 shares upon completion of the first part of the Phase III trials; 150,000 shares upon submission of the New Drug Application (NDA); and, 150,000 shares upon approval of the NDA. The options expire five years from the dates they become exercisable.

   The following is a summary of stock option and warrant activity:

                                                            Options/warrants
                            Option/                            exercisable
                            warrant    Wtd. avg.          Wtd. avg.
                           price per   exercise  Number   exercise  Number of
                            share       price   of shares  price      shares
                            -----       -----   ---------  -----      ------

Balance December 31, 1997 $     -        $    -         -   $   -            -
Granted                   $.001 to $4.00 $2.47  1,540,002       -            -
Exercised                  $0.001        $0.001  (180,001)      -            -
                           ------        ------ ---------

Balance December 31, 1998 $1.50 to $4.00 $2.79  1,360,001   $3.36      635,001
Granted                   $3.00 to $5.00 $3.71  2,836,181       -            -
Canceled                  $3.00 to $4.00 $3.04   (555,000)      -            -
Exercised                  $4.00         $4.00    (20,000)      -            -
                           -----         -----  ----------  -----    ---------

Balance December 31, 1999 $1.50 to $5.00 $3.37  3,621,182  $ 3.59    1,667,848
                                                =========            =========


   The following is additional information with respect to those options and warrants outstanding at December 31, 1999:

                                      Wtd.avg.
                                     remaining                     Options/
                                    contractual      Number        warrants
  Option/warrant price per share   life in years   of shares     exercisable
  ------------------------------   -------------   ---------     -----------
              $1.50                    3.4          450,000        75,000
              $2.80                    3.0          180,001       180,001
              $3.00                    6.5        1,425,000       314,999
              $4.00                    4.4        1,076,181     1,067,848
              $5.00                    4.8          490,000        30,000
                                                  ---------     ---------
                                                  3,621,182     1,667,848
                                                  =========     =========

                                   ENTROPIN, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                           NOTES TO FINANCIAL STATEMENTS
                             December 31, 1998 and 1999




5. Stockholders' equity (continued)

   At December 31, 1999, outstanding options and warrants aggregating 1,565,182 shares have certain registration rights and options and warrants aggregating 2,295,181 shares contain certain cashless exercise provisions.

   4,114,564 shares of the 4,179,564 shares owned by the Company's directors, officers, and 5% or greater stockholders, and substantially all of the shares underlying the outstanding options and warrants are subject to lock-up agreements which expire one year after the effective date of the proposed public offering unless released sooner upon written consent.

   Unearned stock compensation:

   At December 31, 1999, the Company had outstanding an aggregate of 3,621,182 options and warrants of which 2,436,000 were granted at purchase prices lower than fair value of the stock at date of grant, including the stock options and warrants disclosed above and the 450,000 granted to the Western Center for Clinical Studies, Inc. (see Note 7). The excess of the fair value at the grant date of the options and warrants, over the exercise price has been recorded as additional paid-in capital and unearned stock compensation. Unearned compensation is being amortized to research and development and general and administrative expense over the term of the related agreements, as follows:

                                              Year ended          Cumulative
                                             December 31,        amounts from
                                           1998         1999      inception
                                           ----         ----     ------------

    Research and development            $  502,000  $  709,224   $1,211,224
    General and administrative             998,726   2,236,257    3,234,983
                                        ----------  ----------   ----------

                                        $1,500,726  $2,945,481   $4,446,207
                                        ==========  ==========   ==========


   The fair value of each option and warrant grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for grants in 1998 and 1999: dividend yield of 0%, expected volatility of 51% - 100%, risk-free interest rate of 4.63% - 6.22%, and expected life of five to nine years.

6. Basic and diluted net loss per share

   Basic net loss per share is based on the weighted average number of shares outstanding during the periods. Shares issued for nominal consideration are considered outstanding since inception. Diluted loss per share excludes dilution from common stock equivalents, as exercise of the outstanding stock options and warrants would have an anti-dilutive effect. The 10% cumulative dividends on Series B preferred stock have been accrued and added to net loss for the purpose of determining net loss and net loss per share applicable to common shareholders.

                                   ENTROPIN, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                           NOTES TO FINANCIAL STATEMENTS
                             December 31, 1998 and 1999




7. Commitments and contingencies

   Compensation agreements:

   In 1993, the Company entered into a 30 year compensation agreement with I.B.C. limited partners owning 64.28% of the I.B.C. Limited Partnership. The limited partnership participated in the early development of Esterom(R) solution (the medicine) and owned the patent rights to three patents and all intellectual property rights. Under the terms of the Agreement, the Company acquired all of the patent and intellectual property rights in exchange for certain compensation to the limited partners, which is dependent upon the Company's receipt of a marketing partner's technological access fee and royalty payments. The limited partnership was subsequently dissolved. Compensation under the agreement includes a bonus payment of $96,420 to be paid at the time the Company is reimbursed by a drug company for past expenses paid for development of the medicine, as well as 64.28% of a decreasing payment rate (3% to 1%) on cumulative annual royalties received by the Company. As of December 31, 1999, no liabilities have been accrued with respect to this agreement.

   In a separate agreement with certain former I.B.C. limited partners, the Company has agreed to pay the partners 35.72% of a decreasing earned payment (3% to 1% on cumulative annual sales of products by the Company) until October 10, 2004. From October 10, 2004 until October 10, 2014, the Company will pay the partners 17.86% of the earned payment. In accordance with the agreement, the Company has agreed to pay these former limited partners the amount of $40,000 and a minimum earned payment of $3,572 per calendar quarter beginning on December 1, 1989. Such minimum earned payment is payable when the Company is either reimbursed for expenses paid for the development of the medicine or from the first income received by the Company from net sales of the medicine. The quarterly payments are to be applied against the earned payment to be received by the limited partners. As of December 31, 1999, the liability accrued with respect to this agreement totaled $184,071. The Company will receive a credit against the earned payments of 50% of monies which are expended in connection with preparing, filing, obtaining, and maintaining patents involved with the sold rights.

   Development and Supply Agreements:

   On January 1, 1997, the Company entered into ten year Development and Supply Agreements with Mallinckrodt, Inc. to develop all of the chemistry, manufacturing and controls to comply with the drug master file of the Food and Drug Administration as well as supply the bulk active product for marketing. In exchange for these services, Mallinckrodt received exclusive rights as a supplier of the bulk active product to the Company in North America. The price of the ingredient is based on the price of the components in the bulk active product.

   In addition, pursuant to the agreements, the Company has granted Mallinckrodt a right of first refusal to supply the Company's requirements of the bulk active product in all other parts of the world outside of North America.

                                   ENTROPIN, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                           NOTES TO FINANCIAL STATEMENTS
                             December 31, 1998 and 1999




7. Commitments and contingencies (continued)

   The Company is dependent upon Mallinckrodt, Inc. to provide the raw material from which the active ingredients in Esterom(R) solution are derived.

   License Agreement:

   In January 1998, the Company entered into an agreement with a director of the Company, whereby the Company granted the director a non-exclusive right to make, import and use the Company's product, Esterom(R) solution, under the Company's licensed patents and to use the Company's confidential information to develop new products that contain the same active ingredients as Esterom(R) solution, but are formulated differently. All rights to the improved products will remain the exclusive property of the Company and the director will receive a two percent royalty on the net sales of all improved products, and a negotiated royalty on new products. The expiration date of this agreement is January 1, 2003.

   Management agreements:

   During April 1998, the Company entered into an agreement with Western Center for Clinical Studies, Inc. (WCCS), to provide assistance in taking Esterom(R) solution through the clinical trials and New Drug Application(NDA) approval. The agreement was subsequently amended in July 1999 and October 1999. The Company is required to pay management fees of $880,400 through January 5, 2001 and $76,400 per quarter commencing January 2001 and continuing until NDA submission. The Company also has granted stock options to WCCS to purchase 450,000 shares of Entropin common stock at $1.50 per share. The options will expire five years from the date they become exercisable. The shares underlying the options are also provided with certain registration rights. The difference between the fair value of the options at date of grant and the exercise price, totaling approximately $1,950,000 using the Black-Scholes option pricing model, has been recorded as additional paid-in capital and unearned stock compensation. The unearned stock compensation is being amortized to expense on a straight-line basis over the initial 33 month term of the agreement.

   In August 1999, the Company entered into an agreement with Therapeutic Management, Inc. to provide clinical trial management services and monitor all aspects of Esterom(R) solution's Phase III clinical studies. In November 1999, the Company entered into an agreement with WCCS to assume the Company's obligations under Therapeutic Management Agreement. The Company will pay WCCS approximately $350,000 based upon completion of certain project goals.

                                   ENTROPIN, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                           NOTES TO FINANCIAL STATEMENTS
                             December 31, 1998 and 1999




8. Financial instruments

   The carrying values of cash and cash equivalents, accounts payable and accounts payable - related party approximates fair value due to the short-term maturities of these instruments.

   The Company believes that it is not practical to estimate a fair market value different from the carrying value of long-term debt. Long-term debt, excluding the deferred royalty agreement, was converted into redeemable preferred stock on January 15, 1998. Both the redeemable preferred stock and the deferred royalty agreement have numerous features unique to these securities and agreements as described in Notes 4 and 7.

9. Subsequent event

   On March 9, 2000, the Company entered into an agreement with an organization to cancel a 101,681 share stock warrant agreement issued in September 1999 in connection with private placements of common stock (see Note 5). The Company has agreed to pay $330,000 cash as consideration for cancellation of the warrant agreement.

10.Completion of public offering

   On March 20, 2000, the Company completed a secondary public offering. The Company received net proceeds of approximately $12,600,000 from the sale of 2,000,000 shares of common stock and 2,000,000 redeemable common stock purchase warrants.